Exhibit 10.2

AMENDMENT AND RESTATEMENT AGREEMENT

AMENDMENT AND RESTATEMENT AGREEMENT, dated as of September 30, 2025 (this “Restatement Agreement”), among IQHQ, LP, a Delaware limited partnership (the “Operating Partnership”), as a Borrower, IQHQ, Inc., a Maryland corporation (the “Parent REIT”), as Parent Guarantor, Acquiom Agency Services LLC, as administrative agent and collateral agent under the Original Credit Agreement referred to below (in such capacity, the “Administrative Agent”), the Existing Lenders (as defined below), and IIP Life Science Investments LLC, a Delaware limited liability company (the “New Lender” and, together with the Existing Lenders, collectively, the “Lenders”).

WHEREAS, pursuant to that certain Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of May 23, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Original Closing Date (as defined below), the “Note Purchase Agreement”), by and among Operating Partnership, Parent REIT and IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”), certain affiliates of Existing Lenders as holders (the “Note Holders”) and Wilmington Savings Fund Society, FSB, as note agent and collateral agent, Operating Partnership issued notes in the aggregate original principal amount of $300,000,000 (as existed prior to their exchange to Existing Loans on the Original Closing Date, the “Notes”) to the Note Holders.

WHEREAS, pursuant to that certain Credit Agreement, dated as of December 31, 2024 (the “Original Closing Date”) (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Restatement Effective Date (as defined below), the “Original Credit Agreement”), by and among the Operating Partnership, the Parent REIT, the financial institutions party thereto as Lenders immediately prior to the Restatement Effective Date (the “Existing Lenders”) and the Administrative Agent, (i) one hundred percent (100%) of the principal amount of the Notes held by the Note Holders was substituted and exchanged for revolving credit commitments (the “Existing Loan Commitments”) established by the Existing Lenders under the Original Credit Agreement (and repaid in full on a cashless basis by loans made or deemed made by the Existing Lenders under the Existing Loan Commitments (the “Existing Loans”)), (ii) one hundred percent (100%) of the accrued and unpaid interest and fees under the Notes through the Original Closing Date was converted to Series E Preferred Equity on the Original Closing Date and (iii) the Note Purchase Agreement and the Notes were replaced in their entirety by the Original Credit Agreement and the Loans issued thereunder;

WHEREAS, as of the date hereof and immediately prior to the Restatement Effective Date, the outstanding principal balance of the Existing Loans, the outstanding PIK Interest that has been capitalized as of the last Interest Payment Date, and the outstanding PIK Interest that has not yet been capitalized, in each case, is set forth on Schedule 1 hereto;

WHEREAS, the New Lender desires to become party to the Restated Credit Agreement as a “Lender” and “Secured Party” under and as defined therein;

WHEREAS, each Loan Party and each Existing Lender has consented to the addition of the New Lender as a “Lender” and “Secured Party” under and as defined in the Restated Credit Agreement and the establishment of the New Lender’s Commitment; and

WHEREAS, the Operating Partnership has requested, and the Administrative Agent, the Existing Lenders and the New Lender have agreed, to amend the Original Credit Agreement as provided herein, on and subject to the terms and conditions set forth in this Restatement Agreement and the Restated Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Credit Agreement or the Restated Credit Agreement, as the context may require.

2.	New Lender’s Commitment.

(a)               Each Loan Party, each Existing Lender and the New Lender agrees that on the Restatement Effective Date, substantially contemporaneously with the transactions contemplated by Section 4 below, subject to the terms and conditions herein including Section 5:

(i)               the New Lender shall become a “Lender” under the Restated Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender and Secured Party under the Restated Credit Agreement and the other Loan Documents;

(ii)              all references in the Restated Credit Agreement and any other Loan Document to a “Lender” or a “Secured Party” shall be deemed to include the New Lender in its capacity as such; and

(iii)            the New Lender shall provide its Commitment under the Restated Credit Agreement in the amount set forth under the heading “Revolving Commitment” opposing the New Lender’s name on Schedule 1.01 to the Restated Credit Agreement.

(b)               On the Restatement Effective Date, the New Lender will advance $100,000,000 in Loans in cash to Borrower in accordance with the Loan Notice delivered to the Administrative Agent pursuant to Section 5 hereof (and the New Lender will provide prompt written notice (which may be via email) to the Administrative Agent after funding such advance, which the Administrative Agent may conclusively rely upon in updating the Register to reflect the funding of such advance).

3.	Original Credit Agreement. As of the date hereof, each Loan Party hereby covenants and agrees that (a) all of the representations and warranties contained in Section 8 of the Original Credit Agreement made by such Loan Party are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) (or, in the case of any representations and warranties that specifically refer to an earlier date, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date) and (b) no event has occurred and is continuing, on the date hereof, which constitutes an Event of Default under the Original Credit Agreement or, to its knowledge, a Default under the Original Credit Agreement.

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4.	Amendment and Restatement of the Original Credit Agreement. Effective as of the Restatement Effective Date:

(a)               the Original Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached as Exhibit A-1 hereto (the Original Credit Agreement as so amended and restated is referred to herein as the “Restated Credit Agreement”) and the changes to the Original Credit Agreement are shown in a blackline by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) for convenience of the parties attached as Exhibit A-2 hereto;

(b)               all exhibits to the Original Credit Agreement shall be amended and restated in the forms attached hereto as Exhibit B; and

(c)               all schedules to the Original Credit Agreement shall be amended and restated in the forms attached hereto as Exhibit C.

5.	Effectiveness. This Restatement Agreement shall become effective on the date upon which each of the following conditions are satisfied or waived by the Lenders (such date, the “Restatement Effective Date”):

(a)               Documentation. The receipt by the Administrative Agent and each of the Lenders, on or before the Restatement Effective Date, of the following, in an original or electronic version (such as a “pdf” file) unless otherwise specified, each, as applicable, properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to each of the Lenders:

(i)              Restatement Agreement. Executed counterparts of this Restatement Agreement by the Borrower, the Parent REIT, the Lenders and the Administrative Agent.

(ii)              Notes. A Note executed by the Borrowers in favor of each Lender requesting a Note.

(iii)            Lien Searches. Searches of UCC filings (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect Secured Parties’ security interest in the Collateral and in such other jurisdictions as the Secured Parties deem reasonably advisable, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens expressly permitted by the terms of Section 10.02 of the Restated Credit Agreement, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person other than Liens expressly permitted by the terms of Section 10.02 of the Restated Credit Agreement.

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(iv)            Evidence of Authority; Constituent Documents. A certificate from a Responsible Officer of each Loan Party, certifying as to the following being true, complete and correct: (A) the names, titles and signatures of each officer of such Loan Party executing any Loan Document, (B) certified copies (if applicable) of each such Person’s Constituent Documents (including, without limitation, its Governing Agreement and any and all Subscription Agreements and Side Letters related thereto), (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party (including the Series G Preferred Equity Documents) and (D) certificates of good standing (or similar documents) from the appropriate office of such Loan Party’s jurisdiction of formation or incorporation, evidencing such Loan Party’s good standing (or similar status) as of a recent date.

(v)             Responsible Officer Certificate. A certificate from a Responsible Officer of each Loan Party, certifying that: (A) all of the representations and warranties contained in Section 8 of the Restated Credit Agreement and the other Loan Documents made by such Loan Party are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of the Restatement Effective Date (or, in the case of any representations and warranties that specifically refer to an earlier date, such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date); (B) no event has occurred and is continuing, or would result from any Credit Extensions occurring (or deemed occurring) on the Restatement Effective Date, which constitutes an Event of Default or, to its knowledge, a Default and (C) after giving effect to any Credit Extensions occurring (or deemed occurring) on the Restatement Effective Date, the Revolving Credit Exposure does not exceed the Maximum Commitment.

(vi)             Opinions of Counsel. An opinion of (i) Latham & Watkins LLP, counsel to the Loan Parties and (ii) the applicable local Maryland counsel to the Parent REIT, each covering such matters relating to the transactions contemplated by this Restatement Agreement and the Restated Credit Agreement as reasonably requested by the Lenders (and by its signature hereto, each Loan Party hereby requests that such counsel deliver such opinions).

(vii)           Side Letter. Executed counterparts of the Fenway Side Letter (as defined in the Restated Credit Agreement).

(viii)          Solvency Certificate. A certificate from the Chief Financial Officer of Parent REIT certifying that the Loan Parties and their Subsidiaries on a consolidated basis are, and immediately after consummation of the transactions contemplated by this Restatement Agreement and the other Loan Documents on the Restatement Effective Date will be, Solvent.

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(ix)             Loan Notice. A Loan Notice received not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent and Lenders may agree) requesting the funding of Loans by the New Lender as provided in Section 2(b) hereof.

(b)               Series G Preferred Shares. Evidence satisfactory to the Existing Lenders that the Securities Purchase Agreement, dated as of August 6, 2025, by and among Parent REIT, Holdings and New Lender or one or more of New Lender’s Affiliates relating to the purchase of Series G Preferred Equity, has been validly executed and delivered by each of the parties thereto prior to, or contemporaneously with, the date hereof.

(c)               Warrants. As consideration for entering into the Restated Credit Agreement, the Existing Lenders shall be issued the Warrants (as defined below) required to be issued to the Existing Lenders pursuant to the terms of the following (collectively, the “Warrant Purchase Agreements” and each, individually, a “Warrant Purchase Agreement”): (i) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and Nexpoint Lead Lender, (ii) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint Real Estate Finance Operating Partnership, L.P., (iii) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint Real Estate Strategies Fund, (iv) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and NexPoint SFR Operating Partnership, L.P., (v) that certain Warrant Purchase Agreement by and among Operating Partnership, Parent REIT, Holdings, and Bluerock, each dated as of the Restatement Effective Date and in form and substance satisfactory to Existing Lenders in their sole discretion. For purposes of this Section 5(c), “Warrants” shall mean, collectively, each “Warrant” as defined in each Warrant Purchase Agreement.

(d)               Funds Flow. A funds flow memorandum confirmed by the Loan Parties and the Lenders with respect to the transactions contemplated by this Restatement Agreement and the other Loan Documents on the Restatement Effective Date.

(e)               Consents. Executed copies of all amendments, consents, waivers and/or approvals necessary or reasonably advisable under the RCF Credit Agreement for the consummation of the transactions contemplated by this Restatement Agreement and the other Loan Documents and the Series G Preferred Equity Documents on, or prior to, the Restatement Effective Date, in form and substance satisfactory to the Lenders.

(f)                Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Loan Party to the Administrative Agent and the Lenders on or prior to the date hereof and, to the extent invoiced at least two (2) Business Days prior to the Restatement Effective Date (or such shorter period as the Loan Parties may reasonably agree), reimbursement or payment of all reasonable and invoiced expenses required to be reimbursed or paid by any Loan Party hereunder or under the Restated Credit Agreement, including, without limitation, the reasonable and invoiced fees and disbursements of (i) the Administrative Agent’s counsel, Arnold & Porter Kaye Scholer LLP, (ii) the Existing Lenders’ counsel, Winston & Strawn LLP and Dechert LLP and (iii) the New Lender’s counsel, Greenberg Traurig, LLP.

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(g)               “Know Your Customer” Information and Documents.

(i)                 Upon the reasonable request of any Lender or the Administrative Agent made at least ten (10) days prior to the Restatement Effective Date, each Loan Party will have provided to such Lender or the Administrative Agent, as applicable, and the Administrative Agent or such Lender, as applicable, shall be reasonably satisfied with, the documentation and other information so requested so that each of the Loan Parties is KYC Compliant, in each case at least five (5) days prior to the Restatement Effective Date; and

(ii)              At least five (5) days prior to the Restatement Effective Date, each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

6.	Effect of Restatement Agreement.

(a)               Except as expressly set forth herein or in the Restated Credit Agreement, this Restatement Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other provision of the Original Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b)               Each Loan Party agrees that (i) all of its obligations (including, without limitation, its Obligations and Secured Obligations (as defined in the Equity Pledge Agreement)), liabilities and indebtedness under any Loan Document to which it is a party, including its guarantee obligations, if applicable, shall remain in full force and effect on a continuous basis after giving effect to this Restatement Agreement; (ii) all of the Liens and security interests created and arising under such Loan Documents shall remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest shall continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Restatement Agreement as collateral security for its obligations (including, without limitation, its Obligations and Secured Obligations), liabilities and indebtedness under the Restated Credit Agreement and the other Loan Documents; and (iii) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Restated Credit Agreement and the other Loan Documents, and each Loan Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the Restatement Effective Date, including, without limitation, any claim or defense based on any right of set-off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.

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(c)               By its signature hereto, (i) IQHQ Fenway hereby ratifies and reaffirms its Acknowledgment of Pledge under the Equity Pledge Agreement and acknowledges and agrees that such Acknowledgment of Pledge shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement and (ii) DNA Assets hereby ratifies and reaffirms its Consent to Pledge under the Equity Pledge Agreement and acknowledges and agrees that such Consent to Pledge shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement.

(d)               On and after the Restatement Effective Date, each reference in the Original Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Original Credit Agreement in any other Loan Document shall be deemed a reference to the Restated Credit Agreement. This Restatement Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

7.	General.

(a)               GOVERNING LAW. THIS RESTATEMENT AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY ARE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)               SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH LOAN PARTY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS RESTATEMENT AGREEMENT WILL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) RELATING TO THIS RESTATEMENT AGREEMENT AGAINST ANY LOAN PARTY, ANY INVESTOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)               WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.07 OF THE RESTATED CREDIT AGREEMENT. NOTHING IN THIS RESTATEMENT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)              WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RESTATEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS RESTATEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (e).

(f)                Counterparts; Integration; Effectiveness. Section 13.23 of the Restated Credit Agreement is hereby incorporated by reference, mutatis mutandis.

(g)               Headings; Recitals. Section headings are for convenience of reference only and may in no way affect the interpretation of this Restatement Agreement. The Loan Parties acknowledge and agree that the recitals contained herein are accurate.

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(h)               Direction to the Administrative Agent and Administrative Agent Reliance. Each of the Lenders party hereto, constituting all of the Existing Lenders under the Original Credit Agreement and the New Lender, by their execution of this Restatement Agreement, hereby (i) directs the Administrative Agent to execute and deliver this Agreement and the Restated Credit Agreement and (ii) acknowledges and agrees that (x) the direction in this Section 7(h) constitutes a direction from all of the Existing Lenders and the New Lender under the provisions of Section 12 of the Original Credit Agreement and (y) the provisions of Section 12 of the Original Credit Agreement (including Section 12.03 thereof) and 13.06(c) of the Original Credit Agreement shall apply to any and all actions taken by the Administrative Agent in accordance with such direction.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:

IQHQ, LP

By: IQHQ GP, LLC, its General Partner

By:	/s/ Bryan Smith
Name: Bryan Smith
Title: Chief Operating Officer

PARENT REIT:

IQHQ, Inc.

By:	/s/ Bryan Smith
Name: Bryan Smith
Title: Chief Operating Officer

[Signature Page to Amendment and Restatement Agreement]

EXISTING LENDERS:

[Name of Existing Lender]

By:
Name:
Title:

[Name of Existing Lender]

By:
Name:
Title:

[Name of Existing Lender]

By:
Name:
Title:

[Name of Existing Lender]

By:
Name:
Title:

[Name of Existing Lender]

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

NEW LENDER:

IIP Life Science Investments LLC

By:	/s/David Smith
Name: David Smith
Title: Chief Financial Officer

[Signature Page to Amendment and Restatement Agreement]

ADMINISTRATIVE AGENT:

Acquiom Agency Services LLC

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

SOLELY FOR PURPOSES OF SECTION 6(c) HEREOF:

IQHQ Fenway Center, LLC

By:
Name:
Title:

DNA Assets LLC

By:
Name:
Title:

[Signature Page to Amendment and Restatement Agreement]

Schedule 1

Existing Loans

[INTENTIONALLY OMITTED]

Exhibit A-1

Restated Credit Agreement

[See attached.]

Amended and Restated CREDIT AGREEMENT

IQHQ, LP,

as a Borrower

and

IQHQ, INC.,

as the Parent REIT

ACQUIOM AGENCY SERVICES LLC
as Administrative Agent

and

the Lenders party hereto

September 30, 2025

i

ii

iii

iv

SCHEDULES

SCHEDULE 1.01 LENDER COMMITMENTS

SCHEDULE 1.01A LOAN PARTY INFORMATION

SCHEDULE 1.01C ALEWIFE ASSET

SCHEDULE 1.01D FENWAY PROPERTY

SCHEDULE 1.01G DISQUALIFIED INSTITUTIONS

SCHEDULE 2.06 SOURCES AND USES

SCHEDULE 8.05 EXISTING LIENS

SCHEDULE 10.08 EXISTING INDEBTEDNESS

SCHEDULE 10.14 EXISTING INVESTMENTS

SCHEDULE 10.17 TRANSACTIONS WITH AFFILIATES

SCHEDULE 13.07 ADDRESSES FOR NOTICE

EXHIBITS

EXHIBIT A:	Revolving Credit Note
EXHIBIT B:	Loan Notice
EXHIBIT C:	[Reserved]
EXHIBIT D:	Assignment and Assumption
EXHIBIT E:	Equity Pledge Agreement
EXHIBIT F:	Compliance Certificate
EXHIBIT G:	[Reserved]
EXHIBIT H:	[Reserved]
EXHIBIT I:	Facility Reduction Request
EXHIBIT J:	[Reserved]
EXHIBIT K:	Forms of U.S. Tax Compliance Certificates
EXHIBIT L:	Borrower Joinder Agreement
EXHIBIT M:	Guarantor Joinder Agreement
EXHIBIT N:	Notice of Loan Prepayment

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 30, 2025 by and among IQHQ, LP, a Delaware limited partnership (as successor to IQHQ, L.P., a Maryland limited partnership) (the “Operating Partnership” and, together with any other Person that becomes a borrower hereunder pursuant to Section 2.15, collectively, “Borrowers” and each a “Borrower”) and IQHQ, INC., a Maryland corporation (the “Parent REIT”), ACQUIOM AGENCY SERVICES LLC, as Administrative Agent, and the Lenders (as each such term is defined herein) from time to time party hereto.

Operating Partnership, Parent REIT, Administrative Agent and the Lenders party thereto are parties to that certain Credit Agreement, dated as of December 31, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”).

Operating Partnership and Parent REIT have requested that the Original Credit Agreement be amended and restated in the form of this Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	DEFINITIONS.

Section 1.01       Defined Terms. As used in this Credit Agreement, the following terms have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in: (a) the acquisition by any Person of (i) all or substantially all of the assets of another Person or (ii) all or substantially all of any business line, unit or division of another Person, (b) the acquisition by any Person (i) of in excess of 50% of the Equity Interests of any other Person, or (ii) otherwise causing any other Person to become a subsidiary of such Person, or (c) a merger, amalgamation, consolidation or any other combination of any Person with another Person (other than a Person that is a Loan Party or a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries is the surviving Person.

“Administrative Agent” means Acquiom Agency Services LLC in its capacities as administrative agent and collateral agent under this Credit Agreement and the other Loan Documents until the appointment of a successor administrative agent and collateral agent pursuant to the terms of this Credit Agreement and, thereafter, means such successor administrative agent and collateral agent.

“Administrative Agent’s Account” means the Administrative Agent’s account as Administrative Agent may from time to time notify the Loan Parties and Lenders.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Original Closing Date, by and between the Administrative Agent and the Borrower.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one (1) or more intermediaries, Controls or is Controlled By, or is Under Common Control With, the Person specified.

“Alewife Asset” means the real property described on Schedule 1.01C hereto, together with all Improvements thereon and rights thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their respective Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.

“Anti-Terrorism Laws” is defined in Section 8.19(c).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Loans or participations therein, as applicable, as notified to Administrative Agent in its Administrative Questionnaire, any of which offices may be changed by such Lender by written notice to Administrative Agent.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the thirteenth decimal place) of the Maximum Commitment represented by the amount of such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.14. If the Commitment of each Lender to make Loans has been terminated pursuant to Section 11.02 or if the Commitments have expired, then the Applicable Percentage of each Lender will be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage as of the Closing Date of each Lender is set forth opposite the name of such Lender on Schedule 1.01.

“Approved Fund” means any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” is defined in Section 13.11(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.11(b)(iii)), and accepted by Administrative Agent, substantially in the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by Administrative Agent.

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“Availability Period” means the period commencing on the Closing Date and ending on the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“BHC Act Affiliate” is defined in Section 13.21.

“Bluerock” means Bluerock Total Income+ Real Estate Fund, a Delaware statutory trust.

“Borrower” and “Borrowers” is defined in the Preamble to this Credit Agreement.

“Borrowing” means a borrowing consisting of Loans made (or deemed made) by the Lenders.

“Borrowing Minimum” means $5,000,000.

“Borrowing Multiple” means $1,000,000.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.

“Capitalized Lease Obligation” means, for any Person, the principal amount of liability shown on the balance sheet of such Person in respect of a Capitalized Lease determined in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash and Cash Equivalents” means liquid assets in the form of (a) cash, (b) readily marketable securities traded on a national exchange or on the National Association of Securities Dealers Automatic Quotations (NASDAQ), (c) obligations of the United States of America (or any agency or instrumentality thereof) and backed by the full faith and credit of the United States, or guaranteed by the United States of America (or any agency or instrumentality thereof) and backed by the full faith and credit of the United States, (d) time deposits with, or insured certificates of deposit or bankers’ acceptances of, with maturities of not more than one (1) year from the date acquired, issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A 2 or the equivalent by S&P or at least P 2 or the equivalent by Moody’s, (e) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof, (f) money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest Rating obtainable from either Moody’s or S&P, (g) corporate debt securities traded on a national exchange and cash in partnerships in which the holder is a partner (but only to the extent that such cash is available for distribution to such holder and unencumbered), (h) investments of the type and maturity described in clauses (a) through (g) above of foreign financial institutions and obligors (including foreign governments), which financial institutions, investments or obligors have the Ratings described in such clauses or equivalent Ratings from comparable foreign rating agencies and (i) such other investments as may be acceptable to the Required Lenders in their reasonable discretion.

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“Cash Interest” is defined in Section 2.03(a).

“Casualty” is defined in Section 9.24(b).

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any Law; (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) a “Change of Control” as defined in the RCF Credit Agreement or (b) a “Change of Control” as defined in the Partnership LPA.

“Citizens” means Citizens Bank, N.A, a national banking institution and “Administrative Agent” under the RCF Credit Agreement.

“Closing Date” means the Restatement Effective Date (as defined in the Restatement Agreement).

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the Collateral as defined in the Collateral Documents.

“Collateral Documents” means, collectively, the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, assignments or other similar agreements delivered to Administrative Agent by the Loan Parties pursuant to this Credit Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien on any assets of the Loan Parties in favor of Administrative Agent for the benefit of Secured Parties (including the Equity Interest Pledge Agreement), each as amended or supplemented from time to time.

“Commitment” means, as to each Lender, its obligation to make Loans to Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one (1) time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement. As of the Closing Date, (a) the aggregate Commitments equal $400,000,000 and (b) the unused Commitments equal $0.

“Communication” is defined in Section 13.19(b).

“Compliance Certificate” is defined in Section 9.01(c).

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Property, or any interest therein or right accruing thereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Group” means the Parent REIT and its consolidated Subsidiaries, as determined in accordance with GAAP.

“Constituent Documents” means, for any entity, its constituent or organizational documents, including: (a) in the case of any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, its articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, its certificate or articles of incorporation and its bylaws.

“Contingent Obligations” means, as applied to any Person, any payment obligation for which such Person is contingently liable, whether as a surety, guarantor, indemnitor or otherwise but not including Recourse Carve-Out Obligations.

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“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” and “Controlling” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise.

“Covered Entity” is defined in Section 13.21.

“Covered Party” is defined in Section 13.21.

“Credit Agreement” means this Amended and Restated Credit Agreement, of which this Section 1 forms a part, together with all amendments, modifications, and restatements hereof, and supplements and attachments hereto.

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any condition, act, or event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means a rate per annum equal to the sum of (a) 13.50% plus (b) 2.00%.

“Default Right” is defined in Section 13.21.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one (1) or more conditions precedent to funding has not been satisfied, and specifically identifying in such writing each such condition precedent, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified Borrowers, Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder, states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied, and specifically identifies such condition precedent, together with any applicable default), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrowers), or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-in Action; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one (1) or more of clauses (a) through (d) above, and of the effective date of such status, will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which will be delivered by Administrative Agent to Borrowers and each Lender promptly following such determination.

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“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one (1) transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior occurrence of the Maturity Date), or is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (b) provides for the scheduled payments of dividends in cash, or (c) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time such Equity Interests are issued; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable, so accrue dividends, or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Parent REIT or its Subsidiaries or the Operator or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent REIT or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

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“Disqualified Institution” means each of those Persons set forth on Schedule 1.01G attached hereto (and their respective successors and permitted assigns including, without limitation, by merger, consolidation or otherwise), as may be updated by written agreement between the Borrower and the Required Lenders (not to be unreasonably withheld) from time to time and notified to the Administrative Agent in writing. Notwithstanding anything to the contrary, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of the Loan Documents relating to Disqualified Institutions.

“Dividing Person” is defined in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“DNA Assets” means DNA Assets LLC, a Wyoming limited liability company.

“Dollars” and the sign “$” mean lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” is defined in Section 13.19(b).

“Electronic Record” is defined in Section 13.19(b).

“Electronic Signature” is defined in Section 13.19(b).

“Eligible Assignee” means any Person that meets the requirements to be an Assignee under Section 13.11(b)(v) (subject to such consents, if any, as may be required under Section 13.11(b)(iii)).

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“Eligible Capital Commitments” means a collective reference (but without duplication of the amounts thereof) to the unconditional capital commitments made by the Investors to any of the Operating Partnership, Parent REIT and Holdings (a) as set forth in the Governing Agreements, as applicable, (b) that can be called at any time (or as set forth in a drawing schedule in the Governing Agreements) and for any reason (and in the case of capital commitments of Holdings’ Investors, that can be unconditionally contributed by Holdings to Parent REIT), (c) that have not yet been funded and (d) that are not subject to pledge, Lien or control agreement or Negative Pledge (other than pursuant to a Subscription Credit Facility).

“Eligible Leases” means Leases at the applicable Fenway Property, (a) which are direct Leases between the applicable Property Owner and unaffiliated third-party tenants that are not the subject of any insolvency proceeding or other proceeding or action governed by any Debtor Relief Law and (b) which, as of latter of the effective date of such Lease or the date of any fair market reset of rent, was on market terms (as determined by the applicable Property Owner in good faith).

“Environmental Assessment” is defined in Section 9.17(c).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, non-compliance or violation, investigations, proceedings, settlements, consent decrees, consent orders, consent agreements and all costs and liabilities relating to or arising from or under any applicable Environmental Law, including (a) claims by Governmental Authorities for enforcement, investigation, corrective action, cleanup, removal, response, remedial or other actions, cost recovery, damages, natural resource damages or penalties pursuant to or arising under any Environmental Law, (b) claims by any one (1) or more Persons seeking damages, contribution, restitution, indemnification, cost recovery, compensation or injunctive relief directly or indirectly resulting from, based upon or arising under Environmental Law, pertaining to Hazardous Materials or an alleged injury or threat of injury to human health, safety, natural resources, or the environment, and (c) all liabilities contingent or otherwise, expenses, obligations, losses, damages, fines and penalties arising under any Environmental Law.

“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to any Borrower by any Person with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting any Borrower or any of a Borrower’s Properties.

“Environmental Laws” means any and all Laws, including any Environmental Permits, relating to pollution or the protection of the environment or, to the extent related to exposure to Hazardous Materials, worker and human health and safety, including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, but excluding in all cases environmental reporting laws for which compliance is required solely in connection with zoning, entitlement or development of property in the applicable jurisdiction.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interest Collateral” means, 100% of the Equity Interests, directly or indirectly owned by Operating Partnership in IQHQ Fenway.

“Equity Interest Security Documents” means, with respect to the Equity Interest Collateral:

(a)       the Equity Pledge Agreement;

(b)       stock certificate(s), limited liability company certificate(s) or limited partnership certificate(s), as applicable, evidencing the Equity Interest Collateral and indorsed in blank;

(c)       the acknowledgement of pledge executed by IQHQ Fenway Center, LLC on the Original Closing Date and reaffirmed on the Closing Date pursuant to the Restatement Agreement;

(d)       the consent to pledge executed by DNA Assets LLC on the Original Closing Date and reaffirmed on the Closing Date pursuant to the Restatement Agreement; and

(e)       financing statements to be filed with the appropriate state offices for the perfection of a security interest in any of the Equity Interest Collateral, to the extent perfection can happen by filing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Pledge Agreement” means the Equity Pledge Agreement (together with all exhibits, schedules, and attachments thereto), dated as of the Original Closing Date, substantially in the form of Exhibit E, as amended, restated, supplemented or otherwise modified from time to time.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Erroneous Payment” is defined in Section 12.13.

“Erroneous Payment Subrogation Rights” is defined in Section 12.13(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” is defined in Section 11.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which: (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 13.12); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.01(a)(ii) or Section 4.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Facility Extension Request” means a written notice pursuant to which Borrowers request an extension of the Stated Maturity Date in accordance with Section 2.11.

“Facility Reduction Request” means a notice substantially in the form of Exhibit I attached hereto pursuant to which Borrowers request a reduction in the amount of the Maximum Commitment in accordance with Section 3.06.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code or analogous provisions of non-United States law.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“Fenway Entities” means, collectively, IQHQ Fenway, IQHQ Fenway Center Development, LLC and IQHQ Fenway Center Tenant, LLC (any or all of the foregoing, individual or collectively, as the case may be).

“Fenway Property” means that certain real property and Improvements thereon as further detailed on Schedule 1.01D attached hereto.

“Fenway Side Letter” means that certain Second Amended and Restated Side Letter dated as of the Closing Date by and among DNA Assets LLC, a Wyoming limited liability company, NexPoint Bridge Investor I, LLC, a Delaware limited liability company, Bluerock Total Income+ Real Estate Fund, a Delaware statutory trust and Innovative Industrial, as amended, restated, supplemented or otherwise modified from time to time.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means: (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person; and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia is each deemed to constitute a single jurisdiction.

“Foreign Subsidiary” any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means (a) any entity all or substantially all of the assets of which consist of the Equity Interests (or Equity Interests and debt interests) of one or more Foreign Subsidiaries or other FSHCOs, and (b) any entity treated as a disregarded entity for U.S. federal income Tax purposes that holds Equity Interests (or Equity Interests and debt interests) of one or more Foreign Subsidiaries or other FSHCOs.

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“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements by the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governing Agreement” with respect to (a) the Parent REIT means (i) its Amended and Restated Charter filed with the State of Maryland Department of Assessments and Taxation on December 31, 2024, (ii) its Fourth Amended and Restated Bylaws effective as of December 31, 2024, and (iii) the Subscription Agreements of its Shareholders; (b) the Operating Partnership, means (i) the Seventh Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of December 31, 2024 (the “Partnership LPA”), (ii) the Subscription Agreements of its Shareholders and (iii) each of the Side Letters entered into with its Shareholders; (c) Holdings, means (i) the Fifth Amended and Restated Limited Partnership Agreement of Holdings dated as December 31, 2024, (ii) the Subscription Agreements of its Shareholders and (iii) each of the Side Letters entered into with its Shareholders; and (d) any other Loan Party means the limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, memorandum and articles of association, or other equivalent governing document in the applicable jurisdiction of such Person; in each case as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof, in each case (other than with respect to the Subscription Agreements and the Side Letters) as described on Schedule 1.01A hereto (or on a replacement Schedule 1.01A delivered by a Borrower or a Parent Guarantor in connection with its joinder hereunder).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Asset Value” means, for all properties and assets of the Consolidated Group on a consolidated basis, the sum of (without duplication) the following:

(a)               Cash and Cash Equivalents of the Consolidated Group; plus

(b)               the Value of all Properties of the Consolidated Group; plus

(c)               the GAAP book value of all other assets of the Consolidated Group; plus

(d)               without duplication, with respect to any Unconsolidated Affiliate of the Consolidated Group, the amounts described in clauses (a)-(c) above of each such Unconsolidated Affiliate multiplied by the respective ownership interest of the Consolidated Group in such Unconsolidated Affiliate;

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provided that the amount of Gross Asset Value attributable to mortgage note receivables and other real estate debt investments of the Consolidated Group shall not exceed ten percent (10%) of Gross Asset Value.

“Guarantor” means a Parent Guarantor.

“Guaranty” is defined in Section 6.01.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness or other obligation of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation is hereby deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and poly-fluorinated alkyl substances, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“HMT” means His Majesty’s Treasury (United Kingdom).

“Holdings” means IQHQ Holdings, LP, a Delaware limited partnership.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Improvements” means any member of the Consolidated Group’s interest in and to all physical improvements to any Property, together with all fixtures, tenant improvements, and appurtenances now or later to be located on such Property and/or in such improvements.

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“Increase Conditions” is defined in Section 2.01(b).

“Increase Effective Date” is defined in Section 2.01(b).

“Increased Commitment” is defined in Section 2.01(b).

“Increasing Lenders” means, collectively, each of Bluerock and Nexpoint Lead Lender.

“Indebtedness” means, with respect to any Person, at a particular time, without duplication, all of the following, to the extent required to be included as indebtedness or liabilities on the balance sheet of such Person in accordance with GAAP:

(a)               any indebtedness for borrowed money of such Person (including, without limitation, indebtedness in the form of mezzanine debt or Disqualified Equity Interests and all amounts drawn under this Credit Agreement);

(b)               obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

(c)               indebtedness of such Person constituting deferred purchase obligations (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due), purchase price adjustments, earnouts, indemnities and other similar obligations incurred in connection with any Acquisition, Investment or Disposition;

(d)               indebtedness of such Person for services (other than trade accounts payable arising in the ordinary course of business which are not more than ninety (90) days past due);

(e)               reimbursement obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments;

(f)                obligations of such Person under acceptance facilities;

(g)               all Guaranty Obligations of such Person in respect of Indebtedness but not including Recourse Carve-Out Obligations;

(h)               obligations of such Person under PACE Loans;

(i)                 all Capitalized Lease Obligations and Synthetic Lease Obligations of such Person (excluding ground leases and any prefunded Capitalized Lease Obligations or Synthetic Lease Obligations);

(j)                 net obligations of any Person under any Swap Contract in an amount equal to the Swap Termination Value thereof,

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(k)               indebtedness arising from honoring by a bank or other financial institution of a check, draft of other similar instrument drawn against insufficient funds in the ordinary course of business;

(l)                 indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing,

(m)             customer advances or deposits received in the ordinary course of business; and

(n)               obligations of the type described in clauses (a) through (m) of such Person secured by any liens, whether or not the obligations have been assumed, but limited to, in the case of non-recourse Indebtedness, the lesser of (x) the fair market value of the property subject to such Lien and (y) the aggregate amount of the obligations so secured.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. For the avoidance of doubt, the Indebtedness of any Person shall not include any operating lease obligations (as determined in accordance with GAAP). Notwithstanding the foregoing, the Series G Preferred Equity shall not constitute Indebtedness of the Loan Parties and their Subsidiaries for purposes of determining compliance with the financial covenants set forth in Section 10.20 of the RCF Credit Agreement.

“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” is defined in Section 13.06(b).

“Information” is defined in Section 13.16.

“Initial Maturity Date” means September 30, 2028.

“Innovative Industrial” means IIP Life Science Investments LLC, a Delaware limited liability company.

“Innovative Industrial Failure to Fund Event” is defined in Section 2.03(a).

“Insurance Proceeds” means the proceeds of any insurance to which a Loan Party may be entitled to, whether or not actually received.

“Interest Payment Date” means as to any Loan, the last Business Day of each calendar quarter (commencing with March 31, 2025) and the Maturity Date.

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“Investment” means, as to any Person, (a) any Acquisition by such Person, (b) any direct or indirect acquisition or investment by such Person in another Person, whether by means of the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including any partnership or joint venture interest), or (c) any direct or indirect loan, advance or capital contribution to, or incurrence of Guaranty Obligations with respect to any Indebtedness or other obligation of, such other Person. For purposes of covenant compliance, the amount of any Investment on any date of determination shall be, in the case of any Investment in the form of (i) a loan or an advance, the principal amount thereof outstanding on such date, (ii) Guaranty Obligations, the amount of such Guaranty Obligations as determined in accordance with the last sentence of the definition of such term, (iii) a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, or the issuance of Equity Interests to such investor, the fair market value (as determined reasonably and in good faith by Borrowers) of such Equity Interests or other property as of the time of the transfer or issuance, minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment, and (iv) any Investment (other than any Investment referred to in clauses (i), (ii) or (iii) above) in the form of a purchase or other acquisition for value of any evidences of Indebtedness or other securities of any other Person, the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor” means each Shareholder of the Parent REIT, each Shareholder of the Operating Partnership and each Shareholder of Holdings.

“IPO Entity” shall have the meaning ascribed to it in that certain Fifth Amended and Restated Limited Partnership Agreement of Holdings, dated as of December 31, 2024.

“IQHQ Fenway” means IQHQ Fenway Center, LLC, a Delaware limited liability company.

“IQHQ GP” means IQHQ GP, LLC, a Delaware limited liability company.

“Joinder Agreement” means an agreement substantially in the form of Exhibit L or Exhibit M, as applicable, or such other form as may be reasonably agreed by Borrowers and Administrative Agent (acting at the direction of the Required Lenders).

“Judgment Currency” is defined in Section 13.22.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities or orders or decrees, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lease” means each existing or future lease, sublease (to the extent of any Loan Party’s rights thereunder), or other agreement under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender” means each lending institution listed on the signature pages hereof, and each lending institution that becomes a Lender hereunder pursuant to Section 13.11 or otherwise.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire delivered to Administrative Agent, or such other office or offices as a Lender may from time to time notify Borrowers and Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or title retention arrangement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquid Assets” means (a) Cash and Cash Equivalents, in each case that are not subject to pledge, Lien or control agreement (excluding a pledge, Lien or control agreement in favor of Administrative Agent or in favor of the Administrative Agent (as defined by the RCF Credit Agreement)) or Negative Pledge (excluding any Negative Pledge in favor of Administrative Agent or the Lenders or in favor of the Administrative Agent or the Lenders(each as defined by the RCF Credit Agreement)) and (b) all Eligible Capital Commitments of the Parent REIT’s, Operating Partnership’s and Holdings’ Investors.

“Loan” means an extension of credit by (or deemed made by) a Lender to a Borrower hereunder.

“Loan Documents” means this Credit Agreement, the Restatement Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Assignment and Assumption, the Administrative Agent Fee Letter and such other agreements and documents, and any amendments, restatements, amendments and restatements or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents.

“Loan Guaranteed Obligations” is defined in Section 6.01.

“Loan Notice” means a notice of any Loan, which shall be substantially in the form of Exhibit B or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as has been approved by Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower.

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“Loan Parties” means Borrowers and Parent Guarantors.

“Loan Party Materials” is defined in Section 9.03.

“Margin Stock” means such term as defined in Regulation U.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Parent REIT and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or the rights and remedies of Administrative Agent and the Secured Parties under the Loan Documents, taken as a whole.

“Material Contract” means each written agreement to which any Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, including, for the avoidance of doubt, (a) the Operating Services Agreement, dated as of June 24, 2022 by and among the Parent REIT, the Operating Partnership and Operator, (b) the Third Amended and Restated Property Management Agreement dated as of June 24, 2022, by and between the Operating Partnership and Operator, and (c) the Third Amended and Restated Construction Management Agreement dated as of June 24, 2022, by and between the Operating Partnership and Operator, as each may be amended, restated or modified from time to time.

“Material Leases” means, any Lease in which there is an aggregate gross leasable area of fifty thousand (50,000) square feet or more with respect to such Property.

“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which Administrative Agent declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default; or (c) the date upon which Borrowers terminate the Commitments in their entirety pursuant to Section 3.06 or otherwise.

“Maximum Commitment” means an amount equal to the aggregate Commitments of Lenders, as such amount may be reduced or increased pursuant to the terms hereof.

“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable Law on such day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three (3) plan years, has made or been obligated to make contributions.

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“Multiple Employer Plan” means any employee benefit plan which has two (2) or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Proceeds” means (a) all insurance proceeds in respect of any Collateral under any insurance policies covering such Collateral, and (b) all condemnation awards, including interest thereon, which may hereafter be made with respect to any Collateral by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right); in each case net of all out of pocket costs of collection.

“Net Sale Proceeds” means, with respect to any Disposition of any Property, personal property or Equity Interests, as applicable, an amount equal to (a) the sum of cash and cash equivalents received in connection with such Disposition, minus (b) without duplication, the sum of (i) the reasonable and customary out-of-pocket fees, commissions, costs and other expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and discounts and commissions) incurred by the applicable Loan Party in connection with such Disposition, (ii) income taxes reasonably estimated to be actually payable within two (2) years of the date of such Disposition as a result of any gain recognized in connection therewith and (iii) other than in connection with a Disposition of the Collateral (as defined Equity Pledge Agreement), the principal amount, premium or penalty, if any, interest and other amounts on any indebtedness which is secured by the Property, personal property or Equity Interests sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid.

“Nexpoint Lead Lender” means NREF OP IV SubHoldco, LLC, as successor by assignment to NREF OP IV REIT Sub, LLC.

“Nexpoint Lenders” means, collectively, the Nexpoint Lead Lender, NexPoint Real Estate Finance Operating Partnership, L.P., NexPoint Real Estate Strategies Fund and NexPoint SFR Operating Partnership, L.P.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that: (a) requires the approval of all Lenders or all affected Lenders pursuant to the terms of Section 13.01; and (b) has received the approval of the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Loan Party Subsidiary” means any Subsidiary of Operating Partnership that is not a Loan Party.

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“Non-Recourse Indebtedness” means, with respect to a Person, (a) Indebtedness in respect of such Person in which the holder of such Indebtedness may not look to such Person for repayment (except for Recourse Carve-Out Obligations and specific assets of such Person encumbered by a Lien securing such Indebtedness), (b) if such Person is a Single Asset Entity, any Indebtedness owed by such Person (except for Indebtedness in which the holder of such Indebtedness may look to any constituent owner of such Single Asset Entity for repayment other than for Recourse Carve-Out Obligations) and (c) any Indebtedness of a Person which is a Single Asset Holding Company, resulting from a Guaranty Obligations of, or Lien securing, Indebtedness owed by a Single Asset Entity that is a subsidiary of such Single Asset Holding Company, so long as, (i) recourse for payment of such Indebtedness (except for Recourse Carve-Out Obligations) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity and specific assets of the related Single Asset Entity encumbered by a Lien securing such Indebtedness or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of such Single Asset Entity.

“Note” means any promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit A.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit N or such other form as may be approved by Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all present and future indebtedness, obligations, and liabilities of any Loan Party to Administrative Agent or Lenders, and all renewals and extensions thereof, or any part thereof (including, without limitation, Loans, Cash Interest and PIK Interest), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of any Loan Party to Administrative Agent or Lenders evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Partnership” is defined in the Preamble to this Credit Agreement.

“Operator” means IQHQ Holdings Advisors, LLC, a Delaware limited liability company.

“Original Closing Date” means December 31, 2024.

“Original Credit Agreement” is defined in the Recitals to this Credit Agreement.

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“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.12).

“Parent Guarantor” means, individually and collectively, the Parent REIT, and any other Person that becomes a Parent Guarantor hereunder pursuant to Section 2.15. For the avoidance of doubt, Holdings shall not be a Parent Guarantor.

“Parent REIT” is defined in the Preamble to this Credit Agreement.

“Participant” is defined in Section 13.11(e).

“Participant Register” is defined in Section 13.11(e).

“Partnership LPA” has the meaning set forth in the definition of “Governing Agreement”.

“Patriot Act” is defined in Section 13.17.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means each of the following: (a) Liens for taxes, assessments, charges or levies imposed by any Governmental Authority, property owners’ association or similar entity, in each case to the extent not yet delinquent or not otherwise required to be paid under Section 9.06; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance, social security or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way, covenants, conditions, encroachments, protrusions, variances and other encumbrances or restrictions on title to real property that do not materially and adversely affect the value of such real property or the use of such real property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), Leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to any Borrower or any Guarantor as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same do not constitute an Event of Default under Section 11.01(i); (h) the rights of tenants or lessees under Leases or subleases and any Liens granted or incurred by the landlord underground leases; (i) Liens granted pursuant to the Collateral Documents; (j) any option, contract or other agreement to sell an asset provided such sale is otherwise permitted by this Credit Agreement; (k) Liens existing on the Closing Date and listed on Schedule 8.05 attached hereto and any renewals or extensions thereof, provided that the amount secured or benefited thereby is not increased except as contemplated by Section 10.08(b); (l) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, obligations under Capitalized Lease and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases; (m) such other title and survey exceptions as the Required Lenders have approved in writing in their reasonable discretion (which in all cases includes all matters on any Title Insurance Policy); (n) buy/sell rights and similar obligations under the Constituent Documents for any non-wholly owned Subsidiary or Unconsolidated Affiliate or joint venture; (o) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business; (p) any interest or title of a lessor under any lease of real estate permitted hereunder and covering only the assets leased; (q) Liens permitted or not prohibited by the RCF Credit Agreement, and (r) other Liens on any property (excluding the Collateral (as defined in the Equity Pledge Agreement)) not otherwise permitted hereunder (other than Liens securing Indebtedness for borrowed money) in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

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“Person” means any natural person, corporation, limited liability company, joint venture, association, company, partnership, Governmental Authority, trust or other entity.

“PIK Interest” is defined in Section 2.03(a).

“Plan” means any Pension Plan or any retirement medical plan, each as established or maintained for employees of any Loan Party or any ERISA Affiliate, or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA.

“Platform” is defined in Section 9.03.

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“Preferred Distribution Reserve” means, as of any date of determination, Cash and Cash Equivalents in an amount not less than the Preferred Restricted Payment Amount (after giving effect to any Restricted Payments made on such date).

“Preferred Restricted Payment Amount” means the aggregate amount of scheduled Restricted Payments required to be made in cash in the twelve (12) month period following the date of issuance of the first issuance of preferred Equity Interests of the Consolidated Group after June 30, 2023 (and which amount shall be redetermined on each twelve (12) month anniversary of such date), in respect of all outstanding preferred Equity Interests of the Consolidated Group (other than (i) the 12.0% Series A Cumulative Non-Voting Preferred Stock of the Parent REIT, (ii) up to 5% of cash interest with respect to the 10.5% Series D-1 Cumulative Redeemable Preferred Stock of the Parent REIT after the incurrence of the Series G Preferred Equity and (iii) the Series G Preferred Equity) and assuming a rate equal to the actual rate per annum required to be paid in cash by the terms of such preferred Equity Interests.

“Principal Obligation” means the sum of the aggregate outstanding principal amount of the Loans, which, for the avoidance of doubt, shall not include any PIK Interest.

“Property” means any real property which is owned, directly or indirectly, by any Borrower.

“Property Owner” means the fee owner and lessee of the Fenway Property.

“PTE” is defined in Section 12.11(a)(ii).

“Public Lender” is defined in Section 9.03.

“QFC” is defined in Section 13.21.

“QFC Credit Support” is defined in Section 13.21.

“Qualified Equity Interests” means, with respect to the Equity Interests of any Person, any Equity Interests other than Disqualified Equity Interests of such Person.

“Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof, such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating (for an insurance company), general obligation rating or credit enhancement rating (for a governmental entity), or revenue bond rating (for an educational institution)) from either of S&P or Moody’s.

“RCF Credit Agreement” means, that certain Amended and Restated Credit Agreement, dated as of August 3, 2022 (as amended by that certain Waiver and First Amendment to Amended and Restated Credit Agreement, dated as of February 21, 2023, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of September 29, 2023, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of November 20, 2024, that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of May 2, 2025, and that certain Fifth Amendment and Limited Waiver to Amended and Restated Credit Agreement dated as of the Closing Date), by and among, inter alios, the Operating Partnership, Parent REIT, Citizens Banks, N.A., as the administrative agent and the lenders party thereto.

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“Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Carve-Out Obligations” means with respect to any Non-Recourse Indebtedness, Guaranty Obligations of a Person under (a) completion and carry guaranties given by a Person in connection with any construction loan or other similar loan to finance the construction of improvements on any real property and (b) customary recourse carve-out guaranties for fraud, misapplication of funds, environmental indemnities, bankruptcy filings, substantive consolidation, impermissible transfers and other similar exceptions to non-recourse liability given in connection with non-recourse financing of real property; provided that, in either case, as long as no demand for payment or performance thereof has been demanded.

“Register” is defined in Section 13.11(d).

“Regulation T, U or X” means Regulation T, U or X, respectively, issued by the Board of Governors of the Federal Reserve System.

“REIT” means a “real estate investment trust” within the meaning of Section 856 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any Property.

“Removal Effective Date” is defined in Section 12.06(b).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that if there are only two (2) unaffiliated Non-Defaulting Lenders, “Required Lenders” means both such Lenders and provided; further, that if there are two (2) or more unaffiliated Non-Defaulting Lenders, “Required Lenders” will require two (2) or more unaffiliated Non-Defaulting Lenders; provided further that, with respect to the Nexpoint Lenders, so long as the Nexpoint Lead Lender is a Lender hereunder, all of the Nexpoint Lenders Total Credit Exposure shall be deemed to be held by the Nexpoint Lead Lender for purposes of the foregoing. The Total Credit Exposure of any Defaulting Lender will be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” is defined in Section 12.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means: (a) in the case of a corporation, its chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller, and a secretary or assistant secretary for the purposes of delivering incumbency certificates, or as a second Responsible Officer in any case where two (2) Responsible Officers are acting on behalf of such corporation; (b) in the case of a limited partnership, the Responsible Officer of the limited partnership or the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; or (c) in the case of a limited liability company, the Responsible Officer of the limited liability company or the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member; and (d) solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party or its general partner or managing member, as applicable so designated by any of the foregoing officers in a notice to Administrative Agent, or any other officer or employee of the applicable Loan Party or its general partner or managing member, as applicable designated in or pursuant to an agreement between the applicable Loan Party, its general partner or managing member (if applicable) and Administrative Agent. Any document delivered under any Loan Document that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Agreement” means the Amendment and Restatement Agreement, dated as of the Closing Date, by and among Parent REIT, the Borrowers, the Administrative Agent and the Lenders party thereto.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent REIT, Operating Partnership or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent REIT’s or Operating Partnership’s Investors (or the equivalent Person thereof).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its outstanding Loans at such time (without giving effect to any PIK Interest). As of the Closing Date, the Revolving Credit Exposure is $400,000,000.

“S&P” means S&P Global Ratings, a subsidiary of the S&P Global, Inc., and any successor thereto.

“Sale and Leaseback” means any transaction or series of related transactions pursuant to which any Loan Party or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available same day funds.

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“Sanctioned Country” means any country, territory or region which is itself the subject or target of any comprehensive Sanctions (which may include Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means (a) any Person or group listed in any Sanctions related list of designated Persons maintained by OFAC, including the List of Specially Designated Nationals and Blocked Persons, or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person subject to any Sanctions that would prohibit all or substantially all financial or other transactions with that Person or would require that assets of that Person that come into the possession of a third-party be blocked, (c) any legal entity organized or domiciled in a Sanctioned Country, (d) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, (e) any natural person ordinarily resident in a Sanctioned Country, or (f) any Person 50% or more owned, directly or indirectly, individually or in the aggregate by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Section 892 Investor” means any Investor of Holdings who (i) upon or prior to its acquisition of Holdings interests has provided Holdings with a completed IRS Form W-8EXP indicating that such Investor is a “foreign government” under Section 892 of the Code and accompanying Treasury Regulations, and (ii) holds Holdings interests representing not less than 1.0% of the fully diluted indirect percentage ownership in the Operating Partnership.

“Secured Indebtedness” means, for any Person as of any date, Indebtedness of such Person that is secured by a Lien (other than Liens securing the Obligations).

“Secured Parties” means, collectively, Administrative Agent, Lenders, and any other Person to which Obligations are owing which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“SEMS” means the Superfund Enterprise Management System maintained by the United States Environmental Protection Agency.

“Series G Preferred Equity” means the Series G Cumulative Redeemable Preferred Stock of Parent REIT.

“Series G Preferred Equity Documents” means (a) that certain Securities Purchase Agreement dated as of August 6, 2025, by and among Parent REIT, Holdings and Innovative Industrial (as successor-in-interest to IIP Operating Partnership, LP) (the “Series G Securities Agreement”) and (b) the other documents or agreements entered into in connection with the Series G Securities Agreement, each as amended or supplemented from time to time.

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“Shareholder” means any Person that has executed and delivered a Subscription Agreement for shares in the Parent REIT or units or interests in the Operating Partnership or units or interests in Holdings, which Subscription Agreement has been accepted by the Parent REIT or the Operating Partnership or Holdings, or by the general partner of the Operating Partnership or of Holdings, as applicable.

“Side Letters” means, collectively, each of the side letters entered into by any one or more of Holdings, the Parent REIT, the Operating Partnership and/or the general partner(s) of Holdings and/or the Operating Partnership in respect of an Investor’s admission to or acquisition of new or additional shares, units or other equity interests in Holdings, the Parent REIT or the Operating Partnership.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property and/or cash and other assets of nominal value incidental to such Person’s ownership of such Property; (b) is engaged only in the business of owning, developing and/or leasing such Property and activities incidental thereto; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one (1) or more other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Credit Agreement (such an entity, a “Single Asset Holding Company”).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Maturity Date” means the Initial Maturity Date, as it may be extended pursuant to Section 2.11.

“Subject to Sanctions” with respect to any Person means that such Person is: (a) currently the subject or target of any Sanctions; (b) included on OFAC’s list of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority; or (c) located, organized or resident in a Designated Jurisdiction.

“Subscription Agreement” means a subscription agreement or similar document executed by an Investor in connection with the subscription for shares, units or any other interest in the Parent REIT, the Operating Partnership or Holdings, as applicable, under the applicable Governing Agreement of such Person.

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“Subscription Credit Facility” means a credit facility that is secured solely by the right to call capital contributions from any Person holding Equity Interests in Holdings, Operating Partnership or Parent REIT.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one (1) or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” refers to a Subsidiary or Subsidiaries of the Parent REIT.

“Supermajority Lenders” means, at any time, Lenders having Total Credit Exposures representing at least sixty-six and two-thirds percent (66-2/3%) of the Total Credit Exposures of all Lenders; provided that if there are only two (2) unaffiliated Non-Defaulting Lenders, “Supermajority Lenders” means both such Lenders and provided; further, that if there are two (2) or more unaffiliated Non-Defaulting Lenders, “Supermajority Lenders” will require two (2) or more unaffiliated Non-Defaulting Lenders. The Total Credit Exposure of any Defaulting Lender will be disregarded in determining Supermajority Lenders at any time.

“Supported QFC” is defined in Section 13.21.

“Swap Contract” means: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Swap Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Swap Contracts have been terminated or closed out, the then-current mark-to-market value for such Swap Contracts, determined based upon one (1) or more mid-market quotations or estimates provided by any recognized dealer in Swap Contracts (which may include Administrative Agent, any Lender or any Affiliate of any of them).

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“Synthetic Lease Obligation” means the monetary obligation of a Person under: (a) a so-called synthetic, off-balance sheet or tax retention lease; or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), but in any event excluding operating leases.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment and Revolving Credit Exposure of such Lender at such time. As of the Closing Date, the aggregate unused Commitments equal $0 and the Total Credit Exposure equals $400,000,000.

“Transfer” means to assign, convey, exchange, pledge, sell, set off, transfer or otherwise dispose.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” is defined in Section 13.21.

“U.S. Tax Compliance Certificate” is defined in Section 4.01(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which governs creation or perfection (and the effect thereof) of security interests in any Collateral for the Obligations.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

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“United States” and “U.S.” means the United States of America.

“Unsecured Indebtedness” means, for any Person as of any date, Indebtedness of such Person that is not secured by a Lien. For purposes hereof, any unsecured Guaranty Obligations of any member of the Consolidated Group of Secured Indebtedness of any other Person shall be treated as Unsecured Indebtedness only to the extent that the amount of the Secured Indebtedness guaranteed by any member of the Consolidated Group exceeds the aggregate market value of all property securing such Secured Indebtedness.

“Value” means, with respect to any Property at any time, the undepreciated GAAP book value (net of any impairments) of such Property (which for the avoidance of doubt shall not be reduced by depreciation).

“Wholly-Owned Subsidiary” means a Subsidiary of Operating Partnership (a) of which Operating Partnership owns, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of such Subsidiary, free and clear of any Liens (other than Liens expressly permitted by the terms of Section 10.02 of this Credit Agreement), and (b) which such Subsidiary is Controlled (including Control over operating activities of such Subsidiary and the ability of such Subsidiary to dispose of, grant Liens on, or otherwise encumber assets, incur, repay and prepay Indebtedness, and provide guarantees and make restricted payments, in each case without any requirement for the consent of any other Person (unless such consent has been received)) exclusively directly or indirectly by Operating Partnership.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02       Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other document:

(a)               The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

(b)               The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

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(c)               The word “shall” is to be construed to have the same meaning and effect as the word “will.”

(d)               The word “or” is not exclusive and shall be deemed to have the inclusive meaning and effect of “and/or”.

(e)               Unless the context requires otherwise:

(i)               any definition of or reference to any agreement, instrument or other document (including any Constituent Document or Loan Document) is to be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document);

(ii)              any reference herein to any Person is to be construed to include such Person’s successors and assigns;

(iii)            the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, is to be construed to refer to such Loan Document in its entirety and not to any particular provision thereof;

(iv)            all references in a Loan Document to Articles, Sections, Preambles, Preliminary Statements, Recitals, Exhibits and Schedules is to be construed to refer to Articles and Sections of, and Preambles, Preliminary Statements, Recitals, Exhibits and Schedules to, the Loan Document in which such references appear;

(v)             any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation, unless otherwise specified, refers to such Law or regulation as amended, modified or supplemented from time to time; and

(vi)             the words “asset” and “property” are to be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(f)                In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g)               Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Credit Agreement or any other Loan Document.

Section 1.03       Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

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Section 1.04       Times of Day; Rates. Unless otherwise specified in the Loan Documents, time references are to Eastern time (daylight or standard, as applicable). Except as otherwise expressly provided in the Loan Documents, if any date specified for the taking of any action or occurrence of any event in the Loan Documents shall not be a Business Day, the date of such action or occurrence shall be deemed to be the next succeeding Business Day.

Section 1.05       Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06       Accounting Terms.

(a)               Generally. All accounting terms not specifically or completely defined herein are to be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement must be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Parent REIT, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Loan Parties is to be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities will be disregarded.

(b)               Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrowers or Required Lenders so request, the Lenders and Borrowers agree to negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended: (i) such ratio or requirement will continue to be computed in accordance with GAAP prior to such change therein; and (ii) the Loan Parties agree to provide to Administrative Agent and Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All terms of an accounting or financial nature used in Loan Documents shall be construed, and all computations of amounts and ratios referred to therein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

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Section 1.07       Divisions. For all purposes under the Loan Documents, in connection with a Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

2.	LOANS.

Section 2.01       Revolving Credit Commitment.

(a)               Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day during the Availability Period, to make Loans to Borrowers in Dollars at any time and from time to time in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that, immediately after making any such Loans such Lender’s Revolving Credit Exposure would not exceed such Lender’s Commitment as of such date. Subject to the foregoing limitation, the conditions set forth in Section 7 and the other terms and conditions hereof, Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Each Borrowing pursuant to this Section 2.01 will be made ratably by Lenders in proportion to each Lender’s Applicable Percentage. Notwithstanding the foregoing, upon the expiration of the Availability Period, (x) Borrowers may not request any new Loans hereunder, and (y) amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(b)               Increased Commitment. Subject to the terms and conditions set forth in this Section 2.01(b), each Increasing Lender hereby agrees that, during the Availability Period and upon the Increase Effective Date, the Commitment of each Increasing Lender shall be increased by $20,000,000 (such amount, an “Increased Commitment”), which shall be automatically effective as of the Increase Effective Date. The obligation of each Increasing Lender to provide its Increased Commitment shall be subject to the satisfaction of each of the following conditions (collectively, the “Increase Conditions”), as determined by Administrative Agent (acting at the direction of the Required Lenders in their sole discretion):

(i)               Prior to such date, Innovative Industrial shall have (i) fully funded the entirety of its Commitment as a Lender under this Agreement, pursuant to the terms of this Agreement, and (ii) purchased the entirety of the Series G Preferred Equity that Innovative Industrial is required to purchase under the Series G Preferred Equity Documents, in accordance with the terms of the Series G Preferred Equity Documents;

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(ii)              The representations and warranties of each Loan Party contained in Section 8 or in any other Loan Document, are true and correct in all material respects (without duplication of any materiality qualifiers set forth herein) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date;

(iii)             No Event of Default or Default exists on such date;

(iv)            If there have been materially adverse updates to the financial statements described in Section 9.01 or the financial condition of the entities whose finances are reflected on such financial statements, since the date such financial statements were last delivered to each Lender, the Administrative Agent has received a pro forma consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as of the last day of the most recent month ended prior to the date of delivery of the applicable Loan Notice and, in each case, such statements fairly present, in all material respects, the financial condition of the Parent REIT and its consolidated Subsidiaries as of the applicable date referred to therein, and the results of the Parent REIT’s and its consolidated Subsidiaries’ operations for the period covered thereby, and have been prepared in accordance with GAAP, except as provided therein (subject, in the case of financial statements other than fiscal year end, to normal year-end adjustments and the absence of footnotes); and

(v)             The Borrowers shall have paid all fees and expenses required to be paid in connection with the Increased Commitments.

Upon satisfaction of the Increase Conditions, as determined by the Administrative Agent (acting at the direction of the Required Lenders in their sole discretion), the Increased Commitments shall become effective on the date the Administrative Agent provides written notice to the Increasing Lenders and the Borrowers confirming such satisfaction (such date, the “Increase Effective Date”).

Section 2.02       Borrowings.

(a)               Request for Loans. Each Borrowing shall be made upon a Borrower’s irrevocable notice, to Administrative Agent, which must be made in writing substantially in the form of a Loan Notice appropriately completed and signed by a Responsible Officer of the applicable Borrower and received by Administrative Agent not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing.

(b)               Loan Notice. Except as provided in this Section 2.02(b), each Borrowing shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of the Loans to be borrowed, and (iii) the location and number of such Borrower’s account to which funds are to be disbursed. The Loans requested shall be made in Dollars. Notwithstanding any Borrowing Minimum requirement, a Loan may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.

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(c)               Funding. Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. In the case of each Borrowing, each Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to Administrative Agent, by transfer in Same Day Funds to the account of Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 7.02 (and, if such Borrowing is the initial Credit Extension, Section 7.01) and receipt of all proceeds of such Borrowing, Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by transfer to the account of such Borrower designated in the Loan Notice.

(d)               [Reserved].

(e)               [Reserved].

(f)                [Reserved].

(g)               Lenders’ Obligations. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section 2.03       Interest.

(a)               Interest Rate. Subject to the provisions of clause (b) below each Loan will bear interest on the outstanding principal amount thereof at a rate per annum equal to 13.5% per annum, comprised of (i) 1.5% per annum to be paid-in-kind on each Interest Payment Date (other than the Maturity Date) by being capitalized and added to the outstanding principal amount of such Loan on such Interest Payment Date (“PIK Interest”), which PIK Interest will bear interest in accordance with this Credit Agreement and (ii) 12% per annum to be paid in cash on each Interest Payment Date (“Cash Interest”); provided, that in the event that Innovative Industrial (1) fails to fund its portion of any Loan as required hereunder within thirty (30) days of Borrowers requesting such Loan or (2) fails to fund any purchase of Series G Preferred Equity that Innovative Industrial is required to fund in accordance with the Series G Preferred Equity Documents by the applicable time period specified in the Series G Preferred Equity Documents (as notified in writing by the Required Lenders to the Administrative Agent) (any such event under the foregoing clauses (1) or (2), an “Innovative Industrial Failure to Fund Event”), then for each ninety (90) day period following the occurrence of an Innovative Industrial Failure to Fund Event until such time as Innovative Industrial shall cure such Innovative Industrial Failure to Fund Event (as notified in writing by the Required Lenders to the Administrative Agent), the interest rate applicable to the Loans funded by Innovative Industrial hereunder shall be reduced by 0.50% per annum, with such reduction to be split equally between the PIK Interest and the Cash Interest components thereof; provided, further, that the aggregate amount of all such interest rate reductions in connection with Innovative Industrial Failure to Fund Events under this Section 2.03(a) shall not cause the interest rate applicable to the Loans funded by Innovative Industrial hereunder to be equal to or less than a rate per annum that is 3.00% less than the rate of interest per annum that would otherwise be applicable to such Loans funded by Innovative Industrial absent the aforementioned interest rate reductions caused by any Innovative Failure to Fund Events. The Administrative Agent may conclusively rely on any notice from the Required Lenders of an Innovative Industrial Failure to Fund Event or a cure thereof in setting the interest rate applicable to the Loans funded by Innovative Industrial. From and after repayment in full, and the termination of commitments under the RCF Credit Agreement, the Lenders may, by providing written notice to the Administrative Agent (which notice shall be promptly distributed by the Administrative Agent to the Lenders and the Borrower) elect to require Borrowers to thereafter pay up to 1.5% per annum of the PIK Interest as additional Cash Interest (in lieu of in kind); provided, however, that if such notice is delivered to the Administrative Agent by the Required Lender later than 1:00 p.m. ten Business Days prior to an Interest Payment Date, such cash payment requirement shall commence with the interest accrual period ending on the immediately succeeding Interest Payment Date).

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(b)               Default Rate.

(i)                 Notwithstanding the foregoing, if any principal of or interest on any Loan, or any fee or other amount payable by Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest until paid in full, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.

(ii)              Notwithstanding the foregoing (and without duplication of any amounts in clause (b)(i) above), if an Event of Default has occurred and is continuing and Administrative Agent, at the request of the Required Lenders, so notifies Borrowers (provided that no such notification shall be required, and the following interest shall automatically be payable, in the case of an Event of Default under Sections 11.01(a), 11.01(g) or 11.01(h)), then, so long as such Event of Default is continuing, all outstanding principal of each Loan shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.

(iii)            Accrued and unpaid interest on past due amounts (including interest on past due interest) is due and payable upon demand in cash.

Section 2.04       [Reserved].

Section 2.05       [Reserved].

Section 2.06       Use of Proceeds.

(a)               The proceeds of the Loans may be used solely for the operation of the Borrowers’ business and in accordance with Schedule 2.06 as approved in writing after the Closing Date by the Required Lenders (a copy of which consent shall be provided to the Administrative Agent). Schedule 2.06 may be revised and/or amended by the Borrowers at any time and from time-to-time with the consent of the Required Lenders (which must be in writing), a copy of which shall be provided to the Administrative Agent. No Secured Party has any liability, obligation, or responsibility whatsoever with respect to Borrowers’ use of the proceeds of the Loans.

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(b)               No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or (b) for any purpose that entails a violation of any of the regulations of Relevant Governmental Body, including Regulations T, U and X. Borrowers will not request any Credit Extension, and Borrowers shall not use, and shall ensure that each Loan Party, their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions or any Anti-Terrorism Laws by any Person, including any Secured Party.

Section 2.07       Unused Commitment Fee. In addition to the payments provided for in Section 3, Borrowers will pay to Administrative Agent, for the account of each Lender, according to its Applicable Percentage, an unused commitment fee on (a) the actual daily amount by which the Maximum Commitment exceeds the Principal Obligation, times: (i) if such amount is less than or equal to 50% of the Maximum Commitment, 20 basis points (0.20%) per annum or (ii) if such amount is greater than 50% of the Maximum Commitment, 25 basis points (0.25%) per annum, in each case subject to adjustment as provided in Section 2.14(a)(iii). Such fee shall accrue at all times during the Availability Period, including at any time during the Availability Period during which one (1) or more of the conditions in Section 7.02 is not met, and such fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter for the calendar quarter (or portion thereof, as applicable) then ending, commencing with March 31, 2025, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the applicable rate during any quarter, the actual daily amount shall be computed and multiplied by the applicable rate separately for each period during such quarter that such applicable rate was in effect. Borrowers and Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrowers as described herein and for no other purposes. Upon the expiration of the Availability Period, no unused commitment fee shall accrue.

Section 2.08       Administrative Agent Fees. Borrowers shall pay to Administrative Agent, for its own account, fees in consideration of the administration of this Credit Agreement, which fees are earned, due and payable in amounts and on the dates set forth in the Administrative Agent Fee Letter.

Section 2.09       [Reserved].

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Section 2.10       Computation of Interest and Fees. All computations of interest for Loans will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of fees will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/6-day year). Interest will accrue on each Loan from and including the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made will, subject to Section 3.03 bear interest for one (1) day.

Section 2.11       Extension of Initial Maturity Date. So long as (x) no Event of Default or Default has occurred and is continuing on the date on which notice is given in accordance with the following clause (a) or on the Initial Maturity Date, and (y) the representations and warranties contained in Section 8 and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date on which notice is given in accordance with the following clause (a) and on the Initial Maturity Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date, Borrowers may extend the Initial Maturity Date to a Business Day that is not later than twelve (12) months after the then-effective Initial Maturity Date, no more than once, upon: (a) delivery of a Facility Extension Request to Administrative Agent and Lenders at least thirty (30) days, but no more than ninety (90) days, prior to the Initial Maturity Date then in effect; (b) payment to Administrative Agent for the benefit of Lenders of a facility extension fee equal to 15 basis points (0.15%) on the then-existing Maximum Commitment on a pro rata basis in accordance with the Applicable Percentages of such Lenders; and (c) payment by Borrowers of all fees and expenses to Administrative Agent and Lenders to the extent then due. Administrative Agent agrees to deliver written confirmation of any extension to Borrowers. The extension of the Initial Maturity Date made pursuant to this Section 2.11 shall be effective and binding on Administrative Agent and Lenders in accordance with the terms of this Section 2.11, without the consent of Administrative Agent, any Lender or any other Person.

Section 2.12       [Reserved].

Section 2.13       [Reserved].

Section 2.14       Defaulting Lenders.

(a)               Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)               Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement is restricted as set forth in the definition of “Required Lenders” and Section 13.01.

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(ii)              Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 13.02, will be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrowers, to be held in a deposit account and released pro rata in order to: (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; fourth, to the payment of any amounts owing to Lenders as a result of any judgment of a court of competent jurisdiction obtained by any such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if: (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share; and (y) such Loans were made at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment will be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, such Defaulting Lender until such time as all Loans are held by Lenders pro rata in accordance with the Total Credit Exposures. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender are hereby deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees. A Defaulting Lender is not entitled to receive any unused commitment fee payable under Section 2.07 for any period during which that Lender is a Defaulting Lender (and Borrowers will not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)               Defaulting Lender Cure. If Borrowers and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 2.15       Additional Borrowers and Guarantors.

(a)               Additional Borrowers. A Person (other than a natural Person) may become a Borrower under this Credit Agreement, and in each case will be bound by and entitled to the benefits and obligations of this Credit Agreement as a Borrower hereunder to the same extent as any other Borrower, upon the fulfillment of the following conditions:

(i)               Loan Documents. Delivery by such Person of:

(A)             Duly executed Notes payable to each Lender (or its registered assigns) that requests a Note, together with such other documents or Loan Documents as may be reasonably requested by Administrative Agent (at the direction of Required Lenders);

(B)              a duly executed Joinder Agreement with respect to this Credit Agreement, substantially in the form of Exhibit L or such other form as may be reasonably agreed by Administrative Agent (acting at the direction of the Required Lenders) and Borrowers;

(C)              searches of UCC filings of such Person (or their equivalent) in each jurisdiction where a filing has been or would need to be made in order to perfect Secured Parties’ security interest in the Collateral in respect of such Person, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Liens expressly permitted by the terms of Section 10.02 of this Credit Agreement, or, if necessary, copies of proper financing statements, if any, filed on or before the date such Person becomes a Borrower hereunder to terminate all security interests and other rights of any other Person other than Liens expressly permitted by the terms of Section 10.02(b) of this Credit Agreement in any Collateral previously granted;

(D)             Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Person as Required Lenders may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Loan Documents to which such Person is to be a party;

(E)              Such documents and certifications as Required Lenders may reasonably require to evidence that such Person is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of formation, including certified copies of each such Person’s Constituent Documents (including, without limitation, its Governing Agreement), certificates of good standing and/or qualification to engage in business and tax clearance certificates; and

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(F)              such other documents as may be reasonably requested by Administrative Agent (at the direction of the Required Lenders);

(ii)              Opinion of Counsel. Delivery to Administrative Agent of a legal opinion, dated as of the date such Person executes the Joinder Agreement described above, addressed to Administrative Agent and Lenders, having substantially the same coverage as that opinion delivered pursuant to Section 7.01(a)(vii) of the Original Credit Agreement with respect to issues relating to Borrowers, and substantially in a form reasonably acceptable to the Required Lenders;

(iii)            No Default. No Default or Event of Default shall have occurred and be continuing, or would result from the addition of such Person as a Borrower;

(iv)            Representations and Warranties. The representations and warranties of Borrowers in Section 8 (other than representations and warranties which by their terms are stated to be only as of an earlier date) are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) with respect to such Person, as of the date such Person executes the Joinder Agreement described in Section 2.15(a)(i)(B) above;

(v)             Other Information. Delivery to Administrative Agent and each Lender of such other documentation or information as Administrative Agent or such Lender may reasonably request with respect to such Person, including, without limitation, information related to Administrative Agent’s and Lenders’ compliance with “know your customer” requirements, anti-money laundering requirements and the Beneficial Ownership Regulation, and Administrative Agent and each Lender shall have completed its due diligence with respect to such requirements to its reasonable satisfaction; and

(vi)            Approval. Approval by Administrative Agent (acting at the direction of the Required Lenders) (and, if such Person is organized under the laws of any political subdivision outside of the United States, the United Kingdom or the Channel Islands, each Lender) of addition of such Person as a Borrower, which approval shall not be unreasonably withheld.

(b)               Additional Guarantors. A Person (other than a natural Person) may become a Guarantor under this Credit Agreement, and in each case shall be bound by and entitled to the benefits and obligations of this Credit Agreement as a Guarantor hereunder to the same extent as any other Guarantor, upon the fulfillment of the following conditions:

(i)               Loan Documents. Delivery by such Person of:

(A)             a duly executed Joinder Agreement with respect to this Credit Agreement, substantially in the form of Exhibit M or such other form as may be reasonably agreed by Administrative Agent (acting at the direction of the Required Lenders) and Borrowers, together with such other documents or Loan Documents (including any Collateral Documents) as may be reasonably requested by Administrative Agent (at the direction of Required Lenders);

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(B)              the documents identified in Sections 7.01(a)(iii) through 7.01(a)(v) of the Original Credit Agreement with respect to such Person, together with such other documents as may be reasonably requested by Administrative Agent (acting at the direction of the Required Lenders);

(ii)             Opinion of Counsel. If requested by the Administrative Agent (at the direction of the Required Lenders), delivery to Administrative Agent of a legal opinion, dated as of the date such Person executes the Joinder Agreement described above, addressed to Administrative Agent and Lenders, having substantially the same coverage as that opinion delivered pursuant to Section 7.01(a)(vii) of the Original Credit Agreement with respect to issues relating to Guarantors, and substantially in a form reasonably acceptable to Administrative Agent (acting at the direction of the Required Lenders);

(iii)            No Default. No Default or Event of Default shall have occurred and be continuing, or would result from the addition of such Person as a Guarantor;

(iv)           Representations and Warranties. The representations and warranties of Guarantors in Section 8 (other than representations and warranties which by their terms are stated to be only as of an earlier date) are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) with respect to such Person, as of the date such Person executes the Joinder Agreement described in Section 2.15(b)(i)(A) above;

(v)             Other Information. Delivery to Administrative Agent and each Lender of such other documentation or information as Administrative Agent or such Lender may reasonably request with respect to such Person, including, without limitation, information related to Administrative Agent’s and Lenders’ compliance with “know your customer” requirements, anti-money laundering requirements and the Beneficial Ownership Regulation, and Administrative Agent and each Lender shall have completed its due diligence with respect to such requirements to its reasonable satisfaction; and

(c)               Upon fulfillment of the conditions in Section 2.15(a) or 2.15(b), Administrative Agent will promptly thereafter notify each Lender of the date that such Person becomes a Borrower or Guarantor hereunder.

Section 2.16       Joint and Several Liability. Each Borrower acknowledges, agrees, represents and warrants the following:

(a)               Inducement. The Lenders have been induced to make the Loans to Borrowers in part based upon the assurances by each Borrower that each Borrower desires that the obligations under this Credit Agreement be honored and enforced as separate obligations of each Borrower, should Administrative Agent or the Lenders desire to do so.

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(b)               Combined Liability. Notwithstanding the foregoing, Borrowers are jointly and severally liable to Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans, and the other Obligations, and Secured Parties may at their option enforce the entire amount of the Loans and the other Obligations against any one (1) or more Borrowers.

(c)               Separate Exercise of Remedies. Administrative Agent (on behalf of Secured Parties) may exercise remedies against each Borrower and its property separately, whether or not Administrative Agent exercises remedies against any other Borrower or its property. Administrative Agent may enforce one (1) or more Borrower’s obligations without enforcing the other Borrowers’ obligations and vice versa. Any failure or inability of Administrative Agent to enforce one (1) or more Borrower’s obligations will not in any way limit Administrative Agent’s right to enforce the obligations of the other Borrower. If Administrative Agent forecloses or exercises similar remedies under any one (1) or more Collateral Documents, then such foreclosure or similar remedy is hereby deemed to reduce the balance of the Obligations only to the extent of the cash proceeds actually realized by Secured Parties from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state Law.

3.	PAYMENT OF OBLIGATIONS.

Section 3.01       Notes.

(a)               The Borrowings funded by each Lender will be evidenced by one (1) or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Borrowings made (or deemed made) by Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent control in the absence of manifest error.

(b)               Upon the request of any Lender, Borrowers will execute and deliver to such Lender a Note, which will evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Borrowers agree, from time to time, upon the request of Administrative Agent or any affected Lender, to reissue new Notes, in accordance with the terms and in the form heretofore provided, to any Lender and any Assignee of such Lender in accordance with Section 13.11, in renewal of and substitution for the Note previously issued by Borrower to the affected Lender.

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Section 3.02       Payment of Interest.

(a)               Interest. Interest on each Borrowing and any portion thereof will commence to accrue in accordance with the terms of this Credit Agreement as of the date such Borrowing is made (or deemed made), consistent with the provisions of Section 2.03, notwithstanding whether Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from a Borrower, then such Borrowing will be considered made at the time of the transmission of the wire, in accordance with the Loan Notice, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest will continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by Administrative Agent.

(b)               Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein, provided that (i) interest accrued pursuant to Section 2.03(b) shall be payable in cash on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment. Interest hereunder will be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 3.03       Payments of Obligation.

(a)               Payments. Borrowers hereby unconditionally promise to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of the Obligations together with all accrued interest thereon on the Maturity Date.

(b)               Payments Generally. All payments to be made by Borrowers under this Credit Agreement will be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, except as provided in Section 4.01. Except as otherwise expressly provided herein, all payments by Borrowers hereunder will be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, to Administrative Agent’s Account in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. All payments received by the Administrative Agent after 2:00 pm., may, in the discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Each payment received by Administrative Agent hereunder for the account of a Lender will be promptly distributed by Administrative Agent to such Lender. If any payment to be made by a Borrower becomes due on a day other than a Business Day, payment will be made on the next following Business Day, and such extension of time will be reflected in computing interest or fees, as the case may be.

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(c)               Clawback.

(i)               Funding by Lenders; Presumptions by Administrative Agent. Unless Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing, prior to 12:00 noon on the date of such Borrowing, that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then such Lender and Borrowers severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the interest rate applicable to the Loans, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to the Loans. If Borrowers and such Lender pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent must promptly remit to Borrowers the amount of such interest paid by Borrowers for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid will constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by a Borrower will be without prejudice to any claim such Borrower may have against a Lender that has failed to make such payment to Administrative Agent.

(ii)              Payments by Borrowers; Presumptions by Administrative Agent. Unless Administrative Agent has received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that a Borrower will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of Lenders, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrowers with respect to any amount owing under this Section 3.03(c) will be conclusive, absent manifest error.

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(d)               Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided herein, and such funds are not made available to Borrowers by Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 7 are not satisfied or waived in accordance with the terms hereof, Administrative Agent will return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)               Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                Insufficient Funds. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds will be applied: (i) first, towards payment of all fees and expenses and indemnities due to Administrative Agent under the Loan Documents, (ii) second, towards payment of all expenses and indemnities then due hereunder, ratably among the parties entitled thereto in accordance herewith, (iii) third, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (with amounts being applied to fees, before interest), and (iv) fourth, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

(g)               Pro Rata Treatment. Except as otherwise provided in this Section 3.03 and as otherwise required under Sections 2.14 or 11.04, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of Principal Obligation). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

(h)               Payment of Fees Generally. All fees and other amounts payable hereunder shall be paid on the dates due, in Dollars and Same Day Funds. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.04       Mandatory Prepayment.

(a)               [Reserved].

(b)               [Reserved].

(c)               [Reserved].

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(d)               Disposition of Properties. Upon the Disposition of any Property (excluding the Fenway Property), Borrowers shall, substantially contemporaneously with such Disposition, prepay the then unpaid principal amount of the Obligations as set forth in clause (h) below (without reduction in the Commitments) by an amount equal to the sum of (i) one hundred percent (100%) of the amount of the Net Sale Proceeds received by any Loan Party from the Disposition of such Property minus (ii) the amount required to be prepaid under the RCF Credit Agreement.

(e)               Disposition of Fenway Property. Upon the Disposition of the Fenway Property, Borrowers shall substantially contemporaneously with such Disposition prepay the then unpaid principal amount of the Obligations as set forth in clause (h) below (without reduction in the Commitments) by an amount equal to one hundred percent (100%) of the amount of the Net Sale Proceeds received by any Loan Party from the Disposition of such Fenway Property.

(f)                Disposition of Equity Interest Collateral. Upon the Disposition of the Equity Interest Collateral, Borrowers shall substantially contemporaneously with such Disposition prepay the then unpaid principal amount of the Obligations as set forth in clause (h) below (without reduction in the Commitments) by an amount equal to one hundred percent (100%) of the amount of the Net Sale Proceeds received by any Loan Party from the Disposition of such Equity Interest Collateral.

(g)               Notice of Mandatory Prepayment. The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made under this Section 3.04 by delivery of a Notice of Loan Prepayment by no later than 12:00 p.m. one (1) Business Day prior to the date of such prepayment. Each such notice shall specify the date of such prepayment, and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under this Section 3.04. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s ratable share (based on its Applicable Percentage) of the prepayment.

(h)               Application of Mandatory Prepayments. Subject to Section 2.14, all mandatory prepayments of the Loans pursuant to this Section 3.04 shall be applied first to outstanding accrued and unpaid interest (whether payable in the form of PIK Interest or Cash Interest), and then to the remaining outstanding principal amount of the Loans, in each case in accordance with the Lenders’ Applicable Percentages thereof.

Section 3.05       Voluntary Prepayments. Borrowers may, upon notice to Administrative Agent pursuant to delivery of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (including for the avoidance of doubt, any fee specified in Section 3.06(a) hereof paid by Borrowers in connection with reduction or early termination of Commitments); provided that: (i) such notice must be received by Administrative Agent not later than 12:00 p.m. one (1) Business Day prior to the date of prepayment of Loans; and (ii) any prepayment of Loans must be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice must specify the date (which must be a Business Day) and amount of such prepayment. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrowers, Borrowers will make such prepayment and the payment amount specified in such notice is due and payable on the date specified therein. Any prepayment of a Loan must be accompanied by cash payment of all accrued interest thereon; provided that a Notice of Loan Prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, asset sales, receipt of proceeds of the issuance or sale of Equity Interests or other events, in which case such notice may be revoked by Borrowers (by written notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to Section 2.14, each such prepayment will be applied first to outstanding accrued and unpaid interest (whether payable in the form of PIK Interest or Cash Interest), and then to the remaining outstanding principal amount of the Loans, in each case, in accordance with the Lenders’ Applicable Percentages thereof.

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Section 3.06       Reduction or Early Termination of Commitments.

(a)               Borrowers may at any time terminate, or from time to time permanently reduce, the Commitments, provided that (i) Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment or repayment of the Loans in accordance with Sections 3.04 and 3.05, the sum of the Total Credit Exposures of all Lenders (inclusive of PIK Interest) would exceed the aggregate Commitments, (ii) each such reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (iii) Borrowers shall pay to the Lenders a fee that is equal to 1.36x of the amount of the Commitments being reduced or terminated upon the effectiveness of such reduction or termination. If at any time, as a result of such a partial reduction or termination, the Principal Obligation (inclusive of any PIK Interest) would exceed the aggregate Commitments then Borrowers shall on the date of such reduction or termination of Commitments, repay or prepay Borrowings in an aggregate amount equal to such excess.

(b)               Borrowers shall notify Administrative Agent of any election by Borrowers to terminate or reduce the Commitments under this Section by providing a Facility Reduction Request by no later than 2:00 p.m. at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, asset sales, receipt of proceeds of the issuance or sale of Equity Interests or other events, in which case such notice may be revoked by Borrowers (by written notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Commitments shall be permanent and each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 3.07       Applicable Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Applicable Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Applicable Lending Office from time to time by notice to Administrative Agent and to Borrowers. In such event, such Lender will continue to hold the Note, if any, evidencing its Loans for the benefit and account of such branch, subsidiary or Affiliate. Each Lender is entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.02(c), but for the purposes of this Credit Agreement such Lender will, regardless of such Lender’s actual means of funding, be deemed to have funded its Commitment in accordance with the Interest Option selected from time to time by Borrowers for such Borrowing period.

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4.	CHANGE IN CIRCUMSTANCES.

Section 4.01       Taxes.

(a)               Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                 Any and all payments by or on account of any obligation of any Loan Parties hereunder or under any other Loan Document will be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent or a Loan Party, as applicable) require the deduction or withholding of any Tax from any such payment by Administrative Agent or a Loan Party, then Administrative Agent or such Loan Party will be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)              If any Loan Party or Administrative Agent is required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then: (A) Administrative Agent will withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) Administrative Agent will timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party will be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)            If any Loan Party or Administrative Agent is required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then: (A) such Loan Party or Administrative Agent, as required by such Laws, will withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below; (B) such Loan Party or Administrative Agent, to the extent required by such Laws, will timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party will be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 4.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)               Payment of Other Taxes by Loan Parties. Without limiting the provisions of subsection (a) above, each Loan Party will timely pay to the relevant Governmental Authority in accordance with applicable Law or, at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)               Tax Indemnifications.

(i)                 Each Loan Party does hereby indemnify each Recipient, and agrees to make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the applicable Loan Party by the applicable Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of the applicable Recipient, will be conclusive absent manifest error.

(ii)              Each Lender does hereby severally indemnify and agrees to make payment in respect thereof within ten (10) Business Days after demand therefor, to: (A) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so); (B) Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.11(e) relating to the maintenance of a Participant Register; and (C) Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this Section 4.01(c)(ii).

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(d)               Evidence of Payments. As soon as practicable after any payment of Taxes by such Loan Party or by Administrative Agent to a Governmental Authority as provided in this Section 4.01, such Loan Party will deliver to Administrative Agent, or Administrative Agent will deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or Administrative Agent, as the case may be.

(e)               Status of Lenders; Tax Documentation.

(i)               Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document must deliver to the Loan Parties and Administrative Agent, at the time or times reasonably requested by the Loan Parties or Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Parties or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Parties or Administrative Agent, will deliver such other documentation prescribed by applicable Law or reasonably requested by the Loan Parties or Administrative Agent as will enable the Loan Parties or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.01(e)(ii)(A), 4.01(e)(ii)(B) and 4.01(e)(ii)(D)) will not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)              Without limiting the generality of the foregoing, if any Loan Party is a U.S. Person:

(A)             any Lender that is a U.S. Person will deliver to the Loan Parties and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or Administrative Agent), copies of an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)              any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Loan Parties and Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or Administrative Agent), whichever of the following is applicable:

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(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any Loan Document, copies of an executed IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               copies of an executed IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code; (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (y) copies of an executed IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)               to the extent a Foreign Lender is not the beneficial owner, copies of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K -2 or Exhibit K -3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K -4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Loan Parties and Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties or Administrative Agent), copies of any other executed form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Loan Parties or Administrative Agent to determine the withholding or deduction required to be made; and

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(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender will deliver to the Loan Parties and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Loan Parties or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Parties or Administrative Agent as may be necessary for the Loan Parties and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” includes any amendments made to FATCA after the date of this Credit Agreement.

(iii)            Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4.01 expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Loan Parties and Administrative Agent in writing of its legal inability to do so.

(f)                Treatment of Certain Refunds. Unless required by applicable Laws, at no time does Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it will pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Loan Parties, upon the request of such Recipient, agree to repay the amount paid over to any such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to a Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection may not be construed to require the Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

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(g)               Survival. Each party’s obligations under this Section 4.01 will survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 4.02       [Reserved].

Section 4.03       [Reserved].

Section 4.04       Increased Costs Generally.

(a)               Change in Law. If any Change in Law:

(i)                 imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)              subjects any Recipient to any Taxes (other than: (A) Indemnified Taxes; (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes; and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing increases the cost to such Lender or such other Recipient of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or reduces the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)               Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)               Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrowers (with a copy to the Administrative Agent) will be conclusive absent manifest error. Borrowers will pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)               Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 4.04 will not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrowers will not be required to compensate a Lender pursuant to the foregoing provisions of this Section 4.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above will be extended to include the period of retroactive effect thereof).

5.	SECURITY.

Section 5.01       Equity Interest Collateral.

(a)               To further secure the payment and performance of the Obligations by the Loan Parties, Borrowers shall, and shall cause each Subsidiary to, at Borrowers’ sole cost and expense: (i) execute and deliver to Administrative Agent, for the benefit of itself and the Secured Parties, the Equity Interest Pledge Agreement with respect to IQHQ Fenway and, shall maintain each of the Equity Interest Security Documents in full force and effect with respect to the applicable Collateral and maintain the Lien of the applicable Equity Interest Security Documents as a valid, first priority Lien on the applicable Collateral free and clear of all Liens unless expressly permitted by the terms of Section 10.02(b) of this Credit Agreement or otherwise approved in writing by the Required Lenders, (ii) [reserved], (iii) deliver an opinion of counsel in New York and Delaware (or such other applicable jurisdiction), addressed to Administrative Agent and each Lender, as to such matters concerning the applicable Fenway Entity and the applicable Equity Interest Security Documents as Administrative Agent or the Required Lenders may reasonably request, and (iv) to take all other actions reasonably necessary in order to perfect the Lien of Administrative Agent on the applicable Collateral free and clear of all Liens unless expressly permitted by the terms of Section 10.02(b) of this Credit Agreement or otherwise approved in writing by the Required Lenders.

(b)               The Operating Partnership is the sole legal and beneficial owner of the equity interests in IQHQ Fenway pledged as collateral under the Equity Interest Pledge Agreement and no Liens exist upon such equity interests (except to the extent expressly permitted by Section 10.02(b) of this Credit Agreement).

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(c)               Borrowers will furnish to Administrative Agent at least ten (10) days’ (or such later date as may be agreed by Administrative Agent (acting at the direction of the Required Lenders) in its sole discretion) prior written notice of any change in (a) the legal name or jurisdiction of incorporation or formation of any Loan Party, (b) the location of the chief executive office of any Loan Party or its principal place of business, (c) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (d) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. Borrowers agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

6.	GUARANTY.

Section 6.01       Guaranty of Payment. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to each Lender, and Administrative Agent the prompt payment of the Obligations of Borrowers (the “Loan Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Credit Agreement and the other Loan Documents. The guaranty in this Section 6 (this “Guaranty”) is a guaranty of payment and not of collection and is a continuing guaranty and applies to all of the Loan Guaranteed Obligations whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor are adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder will be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws).

Section 6.02       Obligations Unconditional. The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than full and final payment of the Obligations and termination of the Loan Documents). Each Guarantor agrees that this Guaranty may be enforced by Secured Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any of the other Loan Documents or any Collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require any Secured Party to make demand on or proceed against any Loan Party or any other Person (including a co-guarantor) or to require any Secured Party to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein prevents any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings will not constitute a discharge of any Guarantor’s obligations hereunder. No Guarantor’s obligations under this Guaranty, nor any remedy for the enforcement thereof, will be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Loan Party or by reason of the bankruptcy or insolvency of any Loan Party. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Loan Guaranteed Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Loan Guaranteed Obligations, and any part of them, are hereby conclusively deemed to be and to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between any Loan Party, on the one (1) hand, and Secured Parties, on the other hand, likewise are conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor hereby subordinates to the Loan Guaranteed Obligations all debts, liabilities and other obligations, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing to such Guarantor by any other Loan Party; provided, however, that each Loan Party may make investments, dispositions, transfers and distributions consistent with the terms of Section 10.

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Section 6.03       Modifications. Each Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations may be exchanged, compromised or surrendered from time to time; (b) none of Secured Parties has any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held for the Obligations; (c) the time or place of payment of the Loan Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) any Loan Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Loan Documents, including, without limitation, this Credit Agreement (except for this Section 6) may be modified, amended or waived in accordance with the terms thereof; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of any Loan Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which Guarantor remains bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

Section 6.04       Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of this Guaranty by Secured Parties and of all extensions of credit to Borrowers by Lenders; (b) presentment and demand for payment or performance of any of the Loan Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement or the other Loan Documents) with respect to the Loan Guaranteed Obligations or with respect to any security therefor; (d) notice of Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance hereafter securing the Obligations, or Secured Parties subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled (except as specifically required in this Credit Agreement or the other Loan Documents).

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Section 6.05       Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of each Guarantor under this Section 6 will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Loan Guaranteed Obligations is rescinded or will be otherwise restored by any holder of any of the Loan Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Administrative Agent and each Lender on demand for all reasonable and invoiced costs and expenses (including, without limitation, reasonable and invoiced fees of counsel) to the extent provided by Section 13.06 incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

Section 6.06       Remedies. Each Guarantor agrees that, as between such Guarantor, on the one (1) hand, and Secured Parties, on the other hand, the Loan Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 11.02 (and are hereby deemed to become automatically due and payable in the circumstances provided in Section 11.02) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Loan Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Loan Guaranteed Obligations being deemed to have become automatically due and payable), such Loan Guaranteed Obligations (whether or not due and payable by any other Person) will forthwith become due and payable by such Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

Section 6.07       Subrogation. Each Guarantor agrees that, until the payment of the Loan Guaranteed Obligations in full in cash (other than contingent obligations not then due) and the termination of the Commitments, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnification or other claims against any other Loan Party or any other guarantor of the Loan Guaranteed Obligations, arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Credit Agreement or the other Loan Documents. After the payment in full in cash of the Loan Guaranteed Obligations (other than contingent obligations not then due) and the termination of the Commitments, any Guarantor will be entitled to exercise against any other Loan Party all such rights of reimbursement, subrogation, contribution, indemnification and offset, and all such other claims, to the fullest extent permitted by law.

Section 6.08       Joint and Several Liability. Each Guarantor acknowledges, agrees, represents and warrants the following:

(a)               Inducement. The Lenders have been induced to make the Loans to Borrowers in part based upon the assurances by each Guarantor that each Guarantor desires that the obligations under this Guaranty be honored and enforced as separate obligations of each Guarantor, should Administrative Agent or the Lenders desire to do so.

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(b)               Combined Liability. Notwithstanding the foregoing, Guarantors are jointly and severally liable to Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Loans and the other Loan Guaranteed Obligations, and Secured Parties may at their option enforce the entire amount of the Loans and the other Loan Guaranteed Obligations against any one (1) or more Guarantors.

(c)               Separate Exercise of Remedies. Administrative Agent (on behalf of Secured Parties) may exercise remedies against each Guarantor and its property separately, whether or not Administrative Agent exercises remedies against any other Guarantor or its property. Administrative Agent may enforce one (1) or more Guarantor’s obligations without enforcing any other Guarantor’s obligations and vice versa. Any failure or inability of Administrative Agent to enforce one (1) or more Guarantor’s obligations will not in any way limit Administrative Agent’s right to enforce the obligations of any other Guarantor. If Administrative Agent forecloses or exercises similar remedies under any one (1) or more Collateral Documents, then such foreclosure or similar remedy is hereby deemed to reduce the balance of the Obligations only to the extent of the cash proceeds actually realized by Secured Parties from such foreclosure or similar remedy or, if applicable, Administrative Agent’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Obligations secured by such Collateral Documents under the applicable state Law.

7.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

Section 7.01       Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the conditions precedent set forth in Section 5 of the Restatement Agreement.

Section 7.02       All Loans. The obligation of each Lender to honor any request for Credit Extension is subject to the following conditions precedent:

(a)               Representations and Warranties. The representations and warranties of each Loan Party contained in Section 8 or in any other Loan Document, are true and correct in all material respects (without duplication of any materiality qualifiers set forth herein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) as of such earlier date;

(b)               No Default. No Event of Default or Default exists on the date on which a Loan Notice is submitted or immediately after giving effect to such Credit Extension;

(c)               Financial Condition. If there have been materially adverse updates to the financial statements described in Section 9.01 or the financial condition of the entities whose finances are reflected on such financial statements, since the date such financial statements were last delivered to each Lender, the Administrative Agent has received a pro forma consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as of the last day of the most recent month ended prior to the date of delivery of the applicable Loan Notice and, in each case, such statements fairly present, in all material respects, the financial condition of the Parent REIT and its consolidated Subsidiaries as of the applicable date referred to therein, and the results of the Parent REIT’s and its consolidated Subsidiaries’ operations for the period covered thereby, and have been prepared in accordance with GAAP, except as provided therein (subject, in the case of financial statements other than fiscal year end, to normal year-end adjustments and the absence of footnotes);

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(d)               Request for Credit Extension. Administrative Agent has received a Loan Notice in accordance with the requirements hereof;

(e)               Maximum Commitment. After giving effect to such proposed Credit Extension, the Revolving Credit Exposure does not exceed the Maximum Commitment; and

Each Loan Notice submitted by a Borrower is hereby deemed to be a representation and warranty by Borrowers that the conditions specified in Sections 7.02(a) and 7.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

8.	REPRESENTATIONS AND WARRANTIES.

To induce Lenders to make the Loans hereunder, each Loan Party, as applicable, represents and warrants to Secured Parties that:

Section 8.01       Organization and Good Standing. Each Loan Party and each other Subsidiary: (a) is duly organized or duly incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of formation; (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to: (i) own or lease its properties and assets and to carry on its business as now conducted except where the failure to have such power and authority or licenses, authorizations, consent or approvals would not be expected to have a Material Adverse Effect, and (ii) execute, deliver and perform its obligations under this Credit Agreement and the other Loan Documents to which it is a party and consummate the transactions contemplated hereunder and thereunder; (c) is duly qualified and licensed to do business, and, as applicable, in good standing under the Laws of each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified or to do business or in good standing would not be expected to have a Material Adverse Effect.

Section 8.02       Authorization. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action.

Section 8.03       No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes, or the other Loan Documents, the consummation of any of the transactions herein or therein contemplated, nor the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with, (a) any provision of Law to which any Loan Party or any other Subsidiary is subject, or (b) any of the Constituent Documents of any Loan Party or any other Subsidiary, or (c) any judgment, arbitral order, license, order, or permit applicable to any Loan Party or any other Subsidiary or (d) any indenture, mortgage, deed of trust, or other agreement or instrument to which any Loan Party or any other Subsidiary is a party or by which any Loan Party or any other Subsidiary may be bound, or to which any Loan Party or any other Subsidiary may be subject, in the case of each of clauses (a), (c) and (d), except as would not be expected to have a Material Adverse Effect, nor will such execution, delivery, consummation or compliance result in the creation or imposition of a Lien on any of the properties or assets of any Loan Party or any other Subsidiary except for Liens expressly permitted by the terms of Section 10.02 of this Credit Agreement. No consent, approval, authorization, or license not already obtained, nor any order of any court or Governmental Authority is required in connection with the execution and delivery, or performance, by any Loan Party or any other Subsidiary of the Loan Documents or to consummate the transactions contemplated hereby or thereby or the exercise by Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents except for those the failure of which to obtain would not be expected to have a Material Adverse Effect.

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Section 8.04       Enforceable Obligations. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Credit Agreement, the Notes and the other Loan Documents to which it is a party are the legal and binding obligations of each Loan Party that is a party thereto, as applicable, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and equitable principles.

Section 8.05       Priority of Liens. The Collateral Documents create, as security for the Obligations, valid and enforceable, first priority security interests in and Liens on all of the Collateral described therein in which any Loan Party has any right, title or interest, in favor of Administrative Agent for the benefit of the Secured Parties, subject to no other Liens except for Liens expressly permitted by Section 10.02(b) of this Credit Agreement, and except as enforceability may be limited by Debtor Relief Laws and equitable principles. When financing statements in appropriate form are filed in each Loan Party’s jurisdiction of organization and in each case, all applicable filing fees have been paid, the Liens created under the Collateral Documents will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral in favor of the Administrative Agent to the extent such security interest may be perfected by the filing of a UCC financing statement in such office.

Section 8.06       [Reserved].

Section 8.07       Full Disclosure. All (a) written factual information, other than projections, information and reports prepared by third party advisors and information of a general economic or industry specific nature, that has been or will be made available to Administrative Agent or Lenders by any Loan Party or on any Loan Party’s behalf by any of their respective representatives in connection with the transactions contemplated hereby, when taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto) and (b) written financial performance projections, budgets, estimates and other forward-looking information that have been or will be made available to Administrative Agent or Lenders by any Loan Party or on any Loan Party’s behalf by any of their respective representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions believed by Loan Parties (or, if different, the preparer thereof to Loan Parties’ actual knowledge) to be reasonable at the time made (it being recognized by Administrative Agent and Lenders that projections are merely a prediction as to future events and are not to be viewed as facts or a guarantee or assurance of performance, that projections are subject to significant uncertainties and contingencies, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

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Section 8.08       No Default. No event has occurred and is continuing which constitutes an Event of Default or a Default.

Section 8.09       No Litigation. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of any Loan Party, threatened, against any Loan Party or any other Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as disclosed to Administrative Agent and the Lenders in writing prior to the Closing Date).

Section 8.10       Material Adverse Change. No circumstances exist or changes to any Loan Party or any other Subsidiary have occurred since the date of the most recent audited financial statements of the Parent REIT delivered to Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.

Section 8.11       Taxes. To the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, (a) all tax returns required to be filed by any Loan Party in any jurisdiction have been filed and (b) all Taxes upon such Loan Party or upon any of its respective properties, income or franchises have been paid prior to the time that such Taxes could give rise to a Lien thereon except for Taxes being contested in good faith and for which adequate reserves are maintained.

Section 8.12       ERISA Compliance. (a) no Loan Party nor any ERISA Affiliate has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to, any Plan; (b) the underlying assets of each Loan Party do not constitute Plan Assets; and (c) assuming that the representations made by each Lender in Section 12.11 are true and correct, none of the transactions contemplated under the Loan Documents constitutes a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA that could subject Administrative Agent, Lenders to any Tax, penalty, damages or any other claim or relief under the Code or ERISA.

Section 8.13       Compliance with Law. Each Loan Party is, to the best of its knowledge, in compliance in all respects with all Laws which are applicable to such Loan Party or its properties, including, without limitation, Environmental Laws, to the extent failure to comply could reasonably be expected to have a Material Adverse Effect.

Section 8.14       Environmental Matters

(a)               Each Loan Party and its Subsidiaries (i) possesses all Environmental Permits required under applicable Environmental Law to conduct their respective businesses and are in material compliance with the terms of such Environmental Permits, (ii) is in compliance with all Environmental Laws, and (iii) has no Environmental Claims which have not been fully resolved with no remaining obligations or conditions, except, in each case, which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(b)               With respect to any Property Owner, except as otherwise approved by the Required Lenders after being disclosed in writing to Administrative Agent and except for Environmental Claims which have been fully resolved with no remaining obligations or conditions:

(i)                 each Property Owner possesses all material Environmental Permits required under applicable Environmental Law to conduct its businesses and is in material compliance with the terms of such Environmental Permits. No Property Owner has received written notice that any material Environmental Permits possessed by any of them and required to be maintained under applicable Environmental Law to conduct its business will be revoked, suspended or will not be renewed;

(ii)              the execution and delivery of this Credit Agreement and the consummation by the Property Owner of the transactions contemplated hereunder does not require any material notification, registration, reporting, filing, investigation, or environmental response action under any Environmental Law;

(iii)            each of the Property Owners are currently in material compliance with all applicable Environmental Law;

(iv)             no Property Owner has received (A) notice of any pending or threatened civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information under any applicable Environmental Law, or (B) notice of actual or potential liability of such Property Owner under any applicable Environmental Law including any applicable Environmental Liability that such Property Owner may have retained or assumed either contractually or by operation of law or of any Environmental Claim, in either case with respect to clauses (A) or (B) that reasonably could be expected to result in material expenditure by such Property Owner. No Property Owner has knowledge of any circumstances that reasonably could be expected to result in a material Environmental Liability of such Property Owner;

(v)               as of the date hereof: (A) no property or facility currently, or to the knowledge of each Property Owner, formerly owned, operated or leased by Property Owner or by any predecessor in interest, and (B) no property at which Hazardous Materials generated, owned or controlled by any Property Owner or any predecessor in interest have been stored, treated or disposed of, have been identified by a Governmental Authority as recommended for or requiring or potentially requiring environmental assessment and/or response actions under Environmental Law that could reasonably be expected to result in a material Environmental Liability of such Property Owner;

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(vi)             (A) there has been no Release of any Hazardous Material generated, used, owned, stored or controlled by any Property Owner or any predecessor in interest, on, at or under any property currently or formerly owned, leased or operated by any Property Owner or any predecessor in interest, (B) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case (A) or (B), that reasonably could be expected to require investigation, removal, remedial or corrective measures by any Property Owner and reasonably could result in material liabilities of, or material losses, damages or costs to any Property Owner under any Environmental Law, and (C) no Property Owner has retained or assumed any liability contractually or by operation of law with regard to the generation, treatment, storage or disposal of Hazardous Materials or compliance with Environmental Law that could reasonably be expected to result in material expenditures by any Property Owner;

(vii)          (A) to the knowledge of each Property Owner, there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property currently or formerly owned, leased or operated by any Property Owner, and (B) no Hazardous Materials have been used or disposed of, or have been located at, on or under any facility or property currently or formerly owned, leased or operated by any Property Owner, in either case (A) or (B) except in material compliance with applicable Environmental Laws or as would not result in material Environmental Liability;

(viii)        no Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by any Property Owner under any Environmental Law except for Liens securing amounts being contested in good faith and for which adequate reserves are maintained.

Section 8.15       Company Structure. Schedule 1.01A is, as of the Closing Date, a complete and correct listing of the Parent REIT, each Borrower, and each other Subsidiary which owns any direct or indirect Equity Interest in any of the Fenway Entities, setting forth for each; (a) the jurisdiction of formation of each such Person, and the principal office, chief executive office or principal place of business of each such Person; (b) each Person holding any Equity Interest in such Person (other than in the Parent REIT or with respect to any Investor); (c) the nature of the Equity Interests held by each such Person; and (d) the percentage of ownership of such Person represented by such Equity Interests. As of the Closing Date, except as disclosed in such Schedule 1.01A: (i) each of: (A) the Parent REIT; (B) Borrowers; and (C) each other Subsidiary which owns any direct or indirect Equity Interest in any of the Fenway Entities, owns, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule 1.01A; (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable; and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person other than the Governing Agreements.

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Section 8.16       Fiscal Year. The fiscal year of each Loan Party is the calendar year.

Section 8.17       Investment Company Act. No Loan Party is: (a) an “investment company” within the meaning of the Investment Company Act; (b) an issuer that would be an “investment company” under the Investment Company Act if it were not subject to exclusion from the definition under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act; or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 8.18       Margin Stock. No Borrower is engaged, principally or as one (1) of its important activities, in the business of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of each Borrower only or of Parent REIT and its Subsidiaries on a consolidated basis that are subject to any restrictions contained herein consists of Margin Stock. None of the Collateral consists of Margin Stock.

Section 8.19       Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)               Each Loan Party, its Subsidiaries and their respective directors and officers and, to the knowledge of such Loan Party or Subsidiary, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. Neither any Loan Party, any of its Subsidiaries or any of their respective directors or officers or, to the knowledge of such Loan Party or Subsidiary, employees is a Sanctioned Person. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and all applicable Sanctions.

(b)               No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Loan Parties, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.

(c)               The making of the Loans hereunder and the use of the proceeds thereof will not violate any regulations passed under the Patriot Act or will violate the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto (together with Sanctions, “Anti-Terrorism Laws”). Each Loan Party and each of its Subsidiaries are in compliance with applicable Anti-Terrorism Laws.

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Section 8.20       Affected Financial Institution. No Loan Party is an Affected Financial Institution.

Section 8.21       No Brokers. None of the Loan Parties, nor the other Subsidiaries, nor the Operator has dealt with any broker, investment banker, placement agent, agent or other Person (except for Administrative Agent, Lenders and any Affiliate of the foregoing) who may be entitled to any commission or compensation in connection with the Loan Documents.

Section 8.22       Solvency. The Loan Parties and their Subsidiaries, on a consolidated basis are, and immediately after consummation of the transactions contemplated by the Loan Documents on the Closing Date will be, Solvent.

Section 8.23       Beneficial Ownership. As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 8.24       Ownership of Property; Liens. Each applicable Property Owner (a) has good record and marketable fee simple title to the Fenway Property owned or leased (as applicable) by such Property Owner, subject only to Liens expressly permitted by the terms of Section 10.02 of this Credit Agreement, (b) owns, or is entitled to use, all trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, database rights, design rights and other intellectual property rights material to its business, and the use thereof by the Loan Parties and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) has complied in all material respects with all obligations under all Leases of the applicable Fenway Property to which it is a party and all such leases are in full force and effect and (d) enjoys peaceful and undisturbed possession under all such Leases of the applicable Fenway Property. The Fenway Property is not currently materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisitions or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired or otherwise remedied. No condemnation or other like proceeding that has had, or would reasonably be expected to result in, a Material Adverse Effect, is pending, served or, to the knowledge of any Borrower, threatened against the Fenway Property.

Section 8.25       Insurance. Each of the Properties of the Loan Parties and the other Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party or other Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties and other Subsidiaries operate. All premiums in respect of such insurance that are due and payable have been paid or are not yet delinquent.

Section 8.26       Material Contracts. Each of the Loan Parties that are parties to any Material Contract has performed and is in compliance in all material respects with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

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Section 8.27       Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened, that would reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except as would not reasonably be expected to have a Material Adverse Effect. All material payments due from the Loan Parties or any of their Subsidiaries, or for which any claim may be made against any of the Loan Parties or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary. The consummation of the transactions contemplated herein will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Loan Parties or any of their Subsidiaries is bound.

Section 8.28       Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Credit Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 8.29       REIT Compliance. Commencing with its taxable year ending December 31, 2019, Parent REIT has been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and the planned methods of operation by the Partnership and Parent REIT will enable Parent REIT to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

9.	AFFIRMATIVE COVENANTS.

So long as Lenders have any commitment to lend hereunder and until payment in full of the Notes and the performance in full of the Obligations (other than contingent obligations not then due) under this Credit Agreement and the other Loan Documents, each Loan Party agrees that, unless Administrative Agent otherwise consents in writing based upon a direction from the Required Lenders:

Section 9.01       Financial Statements, Reports and Notices. Borrowers will deliver to the Administrative Agent for delivery by the Administrative Agent to each Lender:

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(a)               Annual Statements. As soon as reasonably available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Parent REIT, commencing with the fiscal year ending December 31, 2024, a consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders (it being agreed that Ernst & Young LLP and any other “Big 4” accounting firm is and shall be reasonably acceptable to the Required Lenders), prepared in accordance with generally accepted auditing standards (it being understood that the delivery of annual reports on Form 10-K of the Parent REIT and its consolidated Subsidiaries shall satisfy the requirements of this Section 9.01(a) to the extent such annual reports include the information specified herein);

(b)               Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent REIT, commencing with the fiscal quarter ending March 31, 2025, a consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of its fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent REIT as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent REIT and its consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (it being understood that the delivery of quarterly reports on Form 10-Q of the Parent REIT and its consolidated Subsidiaries shall satisfy the requirements of this Section 9.01(b) to the extent such quarterly reports include the information specified herein);

(c)               Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate (a “Compliance Certificate”) of a Responsible Officer of the Parent REIT substantially in the form of Exhibit F attached hereto (with blanks appropriately completed in conformity herewith, and which delivery may, unless Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and is hereby deemed to be an original authentic counterpart thereof for all purposes): (i) stating that such Responsible Officer is familiar with the terms and provisions of the Loan Documents, and has made, or caused to be made under his or her supervision, a detailed review of the transactions and condition (financial or otherwise) of Loan Parties during the period covered by such Compliance Certificate; (ii) certifying that such financial statements fairly present in all material respects the financial condition and the results of operations of the Parent REIT and its consolidated Subsidiaries on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes; (iii) [reserved]; (iv) stating whether any Event of Default or Default exists on the date of such certificate and, if any Event of Default or Default then exists, setting forth the details thereof and the action which the applicable Loan Party is taking or propose to take with respect thereto; and (v) certifying that there have been no changes to the jurisdiction of organization or legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement;

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(d)               [Reserved];

(e)               Financial Condition and Results. Concurrently with the delivery of any Compliance Certificate under clause (c) above, a discussion and analysis of the financial condition and results of operations of Borrowers and their Subsidiaries for the portion of the Fiscal Year then elapsed, including a discussion of the reasons for any significant variations from the figures for the corresponding period of the previous Fiscal Year;

(f)                Forecasts. (i) Within thirty (30) days after the beginning of each Fiscal Year, an annual consolidated forecast for Borrowers and their Subsidiaries built up on a property-basis for such Fiscal Year, including projected consolidated statements of income and comprehensive income of Borrowers and their Subsidiaries, all in reasonable detail acceptable to the Required Lenders; and (ii) promptly upon preparation thereof, such other forecasts that any Borrower or any Subsidiary may prepare and any revisions that may be made to any forecast previously delivered to Administrative Agent and the Lenders;

(g)               RCF Compliance Certificates. Concurrently with the delivery of any Compliance Certificate (as defined in the RCF Credit Agreement) by the Borrower to Citizens in accordance with the RCF Credit Agreement, copies of each such Compliance Certificate (including, without limitation, copies of each Borrowing Base Certificate (as defined in the RCF Credit Agreement));

(h)               Beneficial Ownership Certification. Promptly after any change to any Beneficial Ownership Certification previously delivered, an updated Beneficial Ownership Certification, and if any Loan Party becomes a “legal entity customer” under the Beneficial Ownership Regulation after the Closing Date, a Beneficial Ownership Certification in relation to such Loan Party;

(i)                 Know Your Customer Information. Promptly following any request therefor, information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Corruption and Anti-Terrorism Laws (including those passed pursuant to the Patriot Act) and similar rules and regulations and related policies;

(j)                 Material Contracts. Promptly upon entering into any Material Contract after the date hereof, a copy of such contract;

(k)               [Reserved];

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(l)                 Quarterly Lender Calls. Upon the reasonable request of the Administrative Agent (acting at the direction of the Required Lenders), within thirty (30) days after the end of each calendar quarter or such later date as Administrative Agent (acting at the direction of the Required Lenders) or Required Lenders may agree in its reasonable discretion, commencing with the fiscal quarter ending December 31, 2024, Borrowers shall hold a conference call at a mutually agreeable time with all Lenders who choose to attend such call on which call shall be reviewed the financial results of the previous fiscal quarter and the financial condition of Borrowers and their Subsidiaries; and

(m)             Other Information. Such other information concerning the operations, business, properties, or financial condition of the Loan Parties or compliance with the Loan Documents as Administrative Agent (acting at the direction of the Required Lenders) or Required Lenders may reasonably request.

Section 9.02       Electronic Delivery. Documents required to be delivered pursuant to Section 9.01 may be delivered electronically and if so delivered, are hereby deemed to be delivered on the date notice of the posting of such documents containing the relevant website address or other information required for Administrative Agent and Lenders to access the documents is delivered to Administrative Agent by the applicable Loan Party under Section 13.07; provided that: (a) the Loan Parties will deliver paper copies of such documents to Administrative Agent or any Lender upon its request to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender; and (b) the applicable Loan Party will notify Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent has no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event has no responsibility to monitor compliance by the Loan Parties with any such request by a Lender for delivery, and each Lender is responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.03       Loan Party Materials. Each Loan Party hereby acknowledges that: (a) Administrative Agent may, but is not obligated to, make available to Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Loan Party Materials”) by posting the Loan Party Materials on Debt Domain, IntraLinks, SyndTrak, ClearPar or another substantially similar electronic transmission system (the “Platform”) and (b) certain of Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to such Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that: (i) all of its Loan Party Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” appears prominently on the first page thereof; (ii) by marking such Loan Party Materials “PUBLIC,” such Loan Party is hereby deemed to authorize Administrative Agent, and Lenders to treat such Loan Party Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Loan Party Materials constitute Information, they will be treated as set forth in Section 13.16); (iii) all of its Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Administrative Agent is entitled to treat any Loan Party Materials of such Loan Party that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Loan Party is under any obligation to mark any Loan Party Materials “PUBLIC.”

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Section 9.04       Notice of Default. Borrowers will furnish to Administrative Agent, within one (1) Business Day of becoming aware of the existence of any condition or event which constitutes an Event of Default or a Default, a written notice specifying the nature and period of existence thereof and the action which the Loan Parties are taking or propose to take with respect thereto.

Section 9.05       Other Notices. Borrowers will, promptly upon receipt of actual knowledge thereof, notify the Lenders (through the Administrative Agent) of any of the following events that would reasonably be expected to result in a Material Adverse Effect (other than clause (h) below, which shall not be so qualified):

(a)               any change in the financial condition or business of any Loan Party;

(b)               any default under any agreement, contract, or other instrument to which any Loan Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by any Loan Party (including, without limitation, the RCF Credit Agreement);

(c)               any uninsured claim against or affecting any Loan Party or any of its properties;

(d)               the commencement of, or any threat or notice of intention of any Person to file or commence, and any determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any Loan Party and any development therein;

(e)               any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with: (i) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law; or (ii) the Release or threatened Release of any Hazardous Material into the environment;

(f)                the existence of any Environmental Lien on any Property or assets of any Loan Party;

(g)               any remedial action taken by any Loan Party in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability;

(h)               the listing of any of Borrowers’ Properties on SEMS to the extent that any Loan Party obtains knowledge of such listing, whether or not such listing would reasonably be expected to result in a Material Adverse Effect;

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(i)                 any actual or threatened Condemnation of any portion of the Property, any negotiations with respect to any such taking, or any Casualty or other loss of or substantial damage to the Property and any receipt of Net Proceeds;

(j)                 any labor controversy pending or threatened against any Subsidiary or any contractor performing work on any Property, and any development in any labor controversy;

(k)               promptly after any Person becomes, or ceases to be, a Subsidiary or a Guarantor, an updated list of Subsidiaries or Guarantors, as the case may be;

(l)                 the occurrence of any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(m)             any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 9.06       Payment of Taxes and Claims. Each Loan Party will pay and discharge prior to delinquency: (a) all material Taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any Property belonging to it and (b) all material lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person other than a Permitted Lien; provided, however, that no Loan Party is required to pay any such Tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof is at such time being contested in good faith by appropriate proceedings and adequate reserves therefor have been established in accordance with GAAP.

Section 9.07       Maintenance of Existence and Rights. Each Loan Party will preserve and maintain its existence except as permitted by Section 10.01. Each Loan Party will further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to have a Material Adverse Effect.

Section 9.08       Compliance with Law. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In addition, and without limiting the foregoing sentence, each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Environmental Laws in all material respects, and with Anti-Corruption Laws, applicable Sanctions and the Patriot Act and the regulations promulgated thereunder in all respects.

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Section 9.09       Compliance with Governing Agreement. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), each Loan Party will promptly comply with any and all covenants and provisions of its Constituent Documents.

Section 9.10       [Reserved].

Section 9.11       Books and Records; Inspection. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct in all material respects entries are made of all dealings and transactions in relation to its business and activities, (b) permit any representatives designated by any of the Secured Parties, upon reasonable prior notice, during normal business hours and subject to the provisions of any applicable Leases, to visit and inspect any Property and (c) permit any representatives designated by any of the Secured Parties, upon reasonable prior notice, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm (provided that a representative of Borrowers shall be permitted to be present for any such discussion), all at the expense of Borrowers and at such reasonable times and as often as reasonably requested; provided, however, Borrowers shall not be required to reimburse the expenses of more than one (1) such inspection per fiscal year, except during the existence of an Event of Default and during the existence of an Event of Default, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrowers at any time during normal business hours and without advance notice.

Section 9.12       Insurance.

(a)               Generally. Each Loan Party will, and shall cause each other Subsidiary to, maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party or other Subsidiary, workers’ compensation insurance, liability insurance, and insurance on its present and future properties, assets, and business against such loss, damage, casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of such Loan Party’s or other Subsidiary’s industry or as may be required by applicable Law.

Section 9.13       Authorizations and Approvals. Each Loan Party will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Loan Party to comply with their respective obligations hereunder, under the other Loan Documents and under their respective Constituent Documents.

Section 9.14       Maintenance of Liens. Each Loan Party will perform all such acts and execute all such documents as Administrative Agent or Required Lenders may reasonably request in order to enable Secured Parties to report, file, and record every instrument that Administrative Agent or Required Lenders may reasonably deem necessary in order to perfect and maintain Secured Parties’ Liens and security interests in the Collateral and otherwise to preserve and protect the rights of Secured Parties.

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Section 9.15       Further Assurances. Each Loan Party will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances or information, and take any and all such other action, as Administrative Agent or Required Lenders may, from time to time, reasonably deem necessary in connection with this Credit Agreement or any of the other Loan Documents, the obligations of each Loan Party hereunder or thereunder, or for better assuring and confirming unto Secured Parties all or any part of the security for any of such obligations anticipated herein.

Section 9.16       Anti-Corruption Laws; Sanctions. Each Loan Party will conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as applicable), and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

Section 9.17       Environmental Matters.

(a)               Each of the Loan Parties shall, and shall cause each of its Subsidiaries to promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and with all approvals and permits granted or issued pursuant to any Environmental Law, including actions to remove and dispose of all Hazardous Materials and to clean up and remediate the Properties as required under Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)               Without limiting its obligations under Section 9.17(a) above, each of the Loan Parties will, and will cause each Property Owner to, (i) conduct its operations in material compliance with all applicable Environmental Laws, (ii) implement any and all investigation, remediation, removal and response actions that either are necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, under, or from any Property or are requested by Government Authorities pursuant to Environmental Law, and (iii) notify Administrative Agent promptly upon becoming aware of any violation of Environmental Laws or any Release of Hazardous Materials on, at, under, or from, any Property in excess of $5,000,000 in the aggregate and promptly forward to Administrative Agent a copy of any written communication received in connection therewith. If Administrative Agent (acting at the direction of the Required Lenders) at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or a Release of Hazardous Materials on, at, under, or from any Property that could reasonably be expected to have a Material Adverse Effect, then, subject to Section 12.03(d), upon request by Administrative Agent, Borrowers shall cause such Property Owner to permit Administrative Agent to appoint a nationally-recognized independent environmental testing firm or such other consultant as Administrative Agent or Required Lenders shall determine, at the Loan Parties’ expense, to have access to any Property for the purpose of conducting such environmental testing, including subsurface sampling of soil and groundwater, as Administrative Agent or Required Lenders deems appropriate to investigate the subject of the potential violation or Release.

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(c)               If Administrative Agent (acting at the direction of the Required Lenders) shall ever have reason to believe that any Hazardous Material affects any Property (other than routine office, cleaning, janitorial and other materials and supplies necessary to operate, maintain, repair, improve and lease any Property, in each case in commercially reasonable quantities and used and stored in compliance with all Environmental Laws), or if any Environmental Claim is made or threatened against a Property, or if an Event of Default shall have occurred and be continuing, then if requested by Administrative Agent, at Borrowers’ expense, deliver to Administrative Agent from time to time, in each case within forty-five (45) days after Administrative Agent’s request (or such longer period as Administrative Agent (acting at the direction of the Required Lenders) may reasonably agree), an Environmental Assessment (hereinafter defined) made after the date of Administrative Agent’s request. As used in this Credit Agreement, the term “Environmental Assessment” means a report of an environmental assessment of any Property and of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request, by a consulting firm approved by Administrative Agent (acting at the direction of the Required Lenders), which approval will not be unreasonably withheld and made in accordance with the Required Lenders’ established guidelines. Each Loan Party shall cooperate with each consulting firm making any such Environmental Assessment and shall supply to the consulting firm, from time to time and promptly on request, all information reasonably available to the applicable Loan Party to facilitate the completion of the Environmental Assessment. If any Loan Party fails to furnish Administrative Agent within ten (10) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to Administrative Agent such Environmental Assessment within forty-five (45) days after Administrative Agent’s request (or such longer period as Administrative Agent (acting at the direction of the Required Lenders) may reasonably agree), Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk. Administrative Agent and its designees are hereby granted access to any Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to each Lender subject to Section 13.16 any information Administrative Agent ever has about the environmental condition or compliance of any Property, but shall be under no duty to disclose any such information except as may be required by Law. Administrative Agent shall be under no duty to make any Environmental Assessment of any Property, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on any Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall Borrowers or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request. Neither Administrative Agent nor any Lender owes any duty of care to protect any Loan Party or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting any Property.

Section 9.18       Material Contracts. Borrowers shall, and shall cause each other member of the Consolidated Group to, perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by Administrative Agent (at the direction of the Required Lenders) and, upon the reasonable request of Administrative Agent (at the direction of the Required Lenders), make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

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Section 9.19       Other REIT Matters. The Operating Partnership (a) shall be classified as a partnership or disregarded entity and not as a corporation or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (b) shall ensure that at least 75% of its gross income (excluding gross income derived from prohibited transactions described in Code Section 857(b)(6)) for each calendar year is derived from sources referred to in Code Section 856(c)(3).

Section 9.20       REIT Status. The Parent REIT shall continue to be organized and operated in a manner so as to qualify to be taxed as a REIT under the Code.

Section 9.21       Initial Public Offering; Change of Control. The Loan Parties will notify the Lenders (through the Administrative Agent) in writing: (a) promptly (but in no event later than five (5) Business Days after) of a written resolution by the Board of Directors of the Parent REIT to pursue a public offering of an IPO Entity under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten offering of an IPO Entity’s securities to the general public (an “IPO”), (b) thirty (30) days prior to the IPO Entity’s public filing of a registration statement for an IPO, (c) promptly (but in no event later than five (5) Business Days after) of a written resolution by the Board of Directors of the Parent REIT to explore a sale of all or substantially all of the assets of the Parent REIT; or (d) five (5) days prior to any transaction which would result in a Change of Control. Nothing contained in this Section 9.21 shall be deemed a waiver, modification or limitation of any other term or provision of this Credit Agreement or the other Loan Documents, all of which remain in full force and effect.

Section 9.22       [Reserved.]

Section 9.23       [Reserved.]

Section 9.24       Condemnation, Casualty and Restoration. Each Loan Party will, and will cause each of its Subsidiaries to:

(a)               Give Administrative Agent notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of any Property of which the Loan Parties have received written notice and deliver to the Administrative Agent copies of any and all papers served in connection with such proceedings. Administrative Agent (on behalf of the Lenders) has the right (but not the obligation) to participate in any such proceedings and to be represented by counsel of its own choice, and the applicable Loan Parties shall from time to time deliver to Administrative Agent all instruments requested by it to permit such participation. The applicable Loan Party shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent (and if requested by the Administrative Agent, the Required Lenders), its attorneys, and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Loan Parties shall continue to pay the Obligations at the time and in the manner provided for in this Credit Agreement and the Obligations shall not be reduced until any award shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations. All reasonable and out-of-pocket costs and expenses (including but not limited to reasonable attorney’s fees and costs) incurred by Administrative Agent or any Lender in connection with any Condemnation shall be a demand obligation owing by Borrower (which Borrower hereby promises to pay) to Administrative Agent or such Lender pursuant to this Credit Agreement.

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(b)               If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) or such Casualty is reasonably likely to result in a Material Adverse Effect with respect to any Property, Borrower shall give prompt notice of such Casualty to Administrative Agent. Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by a Loan Party. If an Event of Default has occurred and is then continuing, the applicable Loan Party shall adjust all claims for Insurance Proceeds in consultation with, and approval of, the Required Lenders.

(c)               Subject to the proviso and the following sentence, Administrative Agent for the benefit of Lenders shall be entitled to receive all sums which may be awarded or become payable to a Loan Party for the Condemnation of any Property, or any part thereof, and the applicable Loan Party shall, upon request of Administrative Agent, promptly execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Agent to collect and receipt for any such sums. All such sums are hereby assigned to Administrative Agent for the benefit of Lenders, and shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees and costs, at Administrative Agent’s option (acting at the direction of the Required Lenders) in consultation with the Loan Parties be (i) released to the applicable Loan Party, or (ii) applied to the Restoration of the affected any Property, or (iii) if Borrower elects not to rebuild, applied to the payment of the Obligations. In any event the unpaid portion of the Obligations shall remain in full force and effect and the payment thereof shall not be excused. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to a Loan Party.

Section 9.25       [Reserved.]

Section 9.26       Leases. Each Loan Party shall, and shall cause the Property Owner, to:

(a)               promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under each Material Lease of any Fenway Property and do all things necessary to preserve and to keep unimpaired its rights thereunder;

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(b)               promptly notify the Administrative Agent of any (i) material default or event of default or (ii) termination event under any Material Lease of any Fenway Property of which any Loan Party becomes aware;

(c)               promptly use commercially reasonable efforts to enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed under any Lease of any Fenway Property;

(d)               maintain each Material Lease of any Fenway Property in full force and effect during the term of this Credit Agreement, other than a Lease that has expired by its terms and not renewed, and shall not enter into any material modification or amendment of any Material Lease of any Fenway Property without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed; and

(e)               shall not enter into any Lease other than an Eligible Lease without the Required Lenders’ consent which consent shall not be unreasonably withheld conditioned or delayed.

10.	NEGATIVE COVENANTS.

So long as Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations (other than contingent obligations not then due) under this Credit Agreement and the other Loan Documents, each Loan Party agrees that, without the written consent of Administrative Agent, based solely upon a direction of Required Lenders (unless the approval of a different number of Lenders is expressly permitted below):

Section 10.01   Mergers, Dissolution, Dispositions, Loan Party Information. Except as otherwise permitted by Sections 10.13 or 10.14:

(a)               no Loan Party will merge, dissolve, liquidate, consolidate with or into any Person, or Dispose of (whether in one (1) transaction or a series of related transactions) any of its assets (whether now owned or hereafter acquired) in favor of any Person (including, in each case, pursuant to a Division), unless a Loan Party is the surviving entity or transferee of such Disposition (provided that in any such transaction involving a Borrower, such Borrower shall be the surviving entity or transferee of such Disposition), provided however, that in the case of a merger, dissolution, liquidation or consolidation such Borrower will give the Administrative Agent a minimum of ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent (acting at the direction of the Required Lenders)) prior written notice of such proposed merger, dissolution, liquidation or consolidation and if any such merger, dissolution, liquidation or consolidation involves two (2) or more Loan Parties, such merger, dissolution, liquidation or consolidation may not be consummated without prior confirmation from Administrative Agent (acting at the direction of the Required Lenders) that its Liens in the Collateral, after giving effect to such merger, dissolution, liquidation or consolidation have been preserved, or receipt by Administrative Agent of documentation it (acting at the direction of the Required Lenders) reasonably requires to so preserve such Liens.

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(b)               no Loan Party will change its name, jurisdiction of formation, chief executive office and/or principal place of business without giving Administrative Agent a minimum of ten (10) days’ (or such shorter period as may be agreed by Administrative Agent (acting at the direction of the Required Lenders)) written notice thereof. In connection with any such change, the Loan Parties will deliver to Administrative Agent an updated replacement Schedule 1.01A.

(c)               the Loan Parties shall not, and will not, consent to, or otherwise cause, any Disposition of all or any portion of the Fenway Property except to the extent the Net Cash Proceeds thereof are applied in accordance with Section 3.04(e).

(d)               the Loan Parties shall not, and will not, make any Disposition of all or any portion of the Equity Interest Collateral except Dispositions permitted by the Fenway Side Letter or approved in writing by the Required Lenders.

Section 10.02   Negative Pledge. None of the Loan Parties will, nor will they permit their Subsidiaries to, (a) create or suffer to exist any Lien upon any of their assets or property of any character (other than any Collateral), whether now owned or hereafter acquired other than (i) [reserved], (ii) Liens on Property (other than, for the avoidance of doubt, the Fenway Property) (A) incurred in connection with (1) Indebtedness in existence on the Closing Date or (2) financings, refinancings or securitizations of Indebtedness on assets to the extent permitted or not prohibited by Section 10.18, and (B) constituting “Permitted Liens” or the equivalent to the extent permitted by the terms of such Indebtedness, or (iii) Permitted Liens; or (b) create or suffer to exist any Lien upon any Collateral other than (i) a first priority security interest in and upon the Collateral to Administrative Agent for the benefit of the Secured Parties or (ii) restrictions on pledges set forth in the Constituent Documents for IQHQ Fenway.

Section 10.03   Fiscal Year and Accounting Method. Without the prior written consent of the Required Lenders (such approval not to be unreasonably withheld or delayed), no Loan Party will change its fiscal year or method of accounting.

Section 10.04   Constituent Documents. Without the prior written consent of the Required Lenders consistent with this Section, neither the Parent REIT nor the Operating Partnership may alter, amend, modify, terminate, or change any provision of its Governing Agreement in any way that materially and adversely affects the rights of Secured Parties (each a “material amendment”). Notwithstanding the foregoing, without the consent of or prior notice to Administrative Agent or Lenders, the Parent REIT or the Operating Partnership, as applicable, may amend its Governing Agreement to reflect transfers of interests expressly permitted by this Credit Agreement. Borrowers will deliver to Administrative Agent, not later than fifteen (15) Business Days after the effectiveness thereof, a copy of any such amendment, supplement, modification or change to its Governing Agreement.

Section 10.05   ERISA Compliance. (a) No Loan Party nor any ERISA Affiliate may establish, maintain, contribute to, or incur any liability (contingent or otherwise) with respect to, any Plan; (b) without the approval of all Lenders, no Loan Party may take any action that would cause its underlying assets to constitute Plan Assets; and (c) no Loan Party may take any action, or omit to take any action, which would give rise to a “non-exempt prohibited transaction” under Section 4975(c)(1)(A), (B), (C) or (D) of the Code or Section 406(a) of ERISA and would subject Administrative Agent or Lenders to any Tax, penalty, damages or any other claim or relief under the Code or ERISA.

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Section 10.06   Environmental Matters. No Loan Party nor any of their Subsidiaries will, or will permit any Release or threat of Release of Hazardous Materials on, at, in, above, to, from or about any Fenway Property where such Release or threat of Release would (a) violate, or form the basis for any Environmental Claims under, any Environmental Law or any Environmental Permit or (b) otherwise adversely impact the value or marketability of such Property or any other property of the applicable Property Owner, in each case under this Section 10.06, other than such Release, violation, Environmental Claim or adverse impact as could not reasonably be expected to have a Material Adverse Effect.

Section 10.07   Margin Stock. Borrowers will not engage, principally or as one (1) of their important activities, in the business of purchasing or carrying Margin Stock, nor take any action that would result in the Obligations being directly secured or “indirectly secured” (as such term is defined in 12 CFR §221.2) by Margin Stock.

Section 10.08   Indebtedness. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any material Indebtedness, except:

(a)               Indebtedness created under the Loan Documents;

(b)               Indebtedness existing on the Closing Date and set forth in Schedule 10.08 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewing or extension except by (A) an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (B) an amount equal to any existing commitments unutilized thereunder and (ii) to the extent such increase in Indebtedness is permitted under this Section 10.08 and, if applicable, Section 10.20 of the RCF Credit Agreement the terms relating to principal amount, amortization, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection there with, are not materially less favorable, taken as a whole, to the Consolidated Group than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)               Non-Recourse Indebtedness (including, to the extent constituting Indebtedness, any Recourse Carve-Out Obligations in respect thereof) so long as the Loan Parties are in compliance with Section 10.20 of the RCF Credit Agreement, if applicable;

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(d)               (i) Indebtedness incurred pursuant to the RCF Credit Agreement and (ii) other Secured Indebtedness, so long as, in the case of this clause (ii), the Loan Parties are in compliance with Section 10.02 and Section 10.20 of the RCF Credit Agreement, if applicable;

(e)               Unsecured Indebtedness so long as the Loan Parties are in compliance with Section 10.20 of the RCF Credit Agreement, if applicable;

(f)                Guarantees by (i) any Loan Party of Indebtedness of any other Loan Party, (ii) any Non-Loan Party Subsidiary of Indebtedness of any other Non-Loan Party Subsidiary, and (iii) any Non-Loan Party Subsidiary of any Indebtedness of any Loan Party, provided that, in each case, such Indebtedness is otherwise permitted by this Section 10.08;

(g)               obligations under any Swap Contracts permitted by Section 10.16;

(h)               Indebtedness between or among the Loan Parties and their Subsidiaries, provided that, any such Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party will be subordinate to the Obligations hereunder;

(i)                 intercompany advances made from time to time among the Parent REIT and its Subsidiaries in the ordinary course of business to finance working capital needs, provided that, any such Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party will be subordinate to the Obligations hereunder;

(j)                 Indebtedness constituting deferred purchase obligations, purchase price adjustments, earnouts, indemnities and other similar obligations incurred in connection with any Acquisition, Investment or Disposition permitted hereunder, so long as the Loan Parties are in compliance with Sections 10.02, 10.14 and, if applicable, Section 10.20 of the RCF Credit Agreement;

(k)               Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business, so long as the Loan Parties are in compliance with Sections 10.02, 10.14 and, if applicable, Section 10.20 of the RCF Credit Agreement;

(l)                 Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims and completion guarantees, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing, so long as the Loan Parties are in compliance with Sections 10.02, 10.14 and, if applicable, Section 10.20 of the RCF Credit Agreement;

(m)             customer advances or deposits received in the ordinary course of business, so long as the Loan Parties are in compliance with Sections 10.02, 10.14 and, if applicable, Section 10.20 of the RCF Credit Agreement;

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(n)               Indebtedness owing to QH with respect to the QH Investor Note issued to such Investor in connection with an exercise of the Investor Put Right (as defined in the QH Side Letter (as defined in the RCF Credit Agreement)), so long as no Event of Default exists or would result therefrom on the date of incurrence thereof; and

(o)               Indebtedness to the extent permitted by Section 10.18.

Section 10.09   Use of Proceeds. Borrowers shall not use or permit the use of the proceeds of any Loan in any manner other than in accordance with Section 2.06 hereof.

Section 10.10   Limitations on Guarantor. No Guarantor may sell, transfer, assign or otherwise dispose of, or create or suffer to exist any Lien (other than Liens expressly permitted by the terms of Section 10.02 of this Credit Agreement) upon, all or any portion of its interest in any Borrower other than to any Person becoming a Guarantor hereunder. For the avoidance of doubt, nothing in this Section 10.10 shall prohibit the issuance of Equity Interests in any Borrower to any Person that would not result in a Change of Control.

Section 10.11   Sanctions. No Borrower may, directly or, to its knowledge indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is Subject to Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transactions contemplated by this Credit Agreement, whether as Lender, Administrative Agent or otherwise) of Sanctions.

Section 10.12   Anti-Corruption Laws. No Borrower may, directly or indirectly, use the proceeds of any Credit Extension for any purpose which would breach in any material respect the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as applicable), and other applicable anti-corruption legislation in other jurisdictions.

Section 10.13   Restricted Payments. Borrowers and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (so long as such action is permitted under the applicable Constituent Documents):

(a)               each Subsidiary may make Restricted Payments to any Borrower or any Parent Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)               each member of the Consolidated Group may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person (and, to the extent constituting a dividend or distribution under applicable Laws, the issuance of common or preferred Equity Interests in connection with the conversion of any Indebtedness);

(c)               (i) each member of the Consolidated Group may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests, (ii) the Parent REIT and/or the Operating Partnership may purchase, redeem or otherwise acquire limited partnership interests of any Borrower held by a limited partner thereof in exchange for Equity Interests of the Parent REIT so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur and (iii) the Operating Partnership may redeem limited partnership interests of the Operating Partnership held by a limited partner thereof for cash to the extent such a redemption is required by its Constituent Documents;

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(d)               Any Loan Party that is a REIT may make Restricted Payments, for any twelve (12) month period, not to exceed the aggregate amount of Restricted Payments required to be made by such REIT in order for it to (i) maintain its REIT status and (ii) avoid the payment of federal and state income and excise tax; provided that to the extent an Event of Default is then-existing or would result from the making of such Restricted Payment, such REIT may make Restricted Payments in the minimum amount required in order for (A) such REIT to maintain its REIT status; and (B) to avoid the payment of federal and state income and excise tax (other than an Event of Default specified in Sections 11.01(g) or 11.01(h) or at any time the Obligations have been accelerated, in which case no Restricted Payments otherwise permitted under clauses (A) or (B) may be made). For the avoidance of doubt, each direct and indirect Subsidiary of any Loan Party that is a REIT shall be permitted to make Restricted Payments to such REIT and its Subsidiaries (and pro rata to any other Person that owns an Equity Interest in such Subsidiary) to permit such REIT to make the Restricted Payments contemplated by this clause (d);

(e)               Each of the Operating Partnership and the Parent REIT may make Restricted Payments on, or consisting of the issue of, preferred Equity Interests in the Operating Partnership or Parent REIT, as applicable, so long as (i) no Event of Default exists or would result therefrom and (ii) the Loan Parties have established and are maintaining the Preferred Distribution Reserve in accordance with the terms hereof; and

(f)                Any Loan Party may declare or make, and incur obligations to declare or make, Restricted Payments to allow Holdings or any other applicable Loan Party to declare or make, or incur obligations to declare or make, payments, transfers or exchanges to QH with respect to the QH Investor Note issued to such Investor in connection with an exercise of the Investor Put Right (as defined in the QH Side Letter), so long as no Event of Default exists or would result therefrom on the date of such declaration or making, as applicable.

Section 10.14   Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or Division) any Investment, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, make any Acquisition or purchase or otherwise enter into or become party to any derivative transaction, except:

(a)               Investments in Cash and Cash Equivalents;

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(b)               Investments existing as of the Closing Date and set forth in Schedule 1.01A and Schedule 10.14; and any replacement, renewals or extensions thereof in connection with transactions otherwise permitted under this Credit Agreement;

(c)               equity Investments (i) made by the Parent REIT in the Equity Interests of a Borrower, (ii) made by IQHQ GP in a Borrower, (iii) made by a Borrower in the Equity Interests of any other Borrower, any Subsidiary or any Non-Loan Party Subsidiary, (iv) made by any Subsidiary in the Equity Interests of any Borrower, any other Subsidiary or any Non-Loan Party Subsidiary and (v) made by any Non-Loan Party Subsidiary in the Equity Interests of any other Non-Loan Party Subsidiary;

(d)               Investments constituting Indebtedness made by (i) any Loan Party to any Subsidiary thereof or (ii) any Subsidiary to any Loan Party or another Subsidiary, in each case subject to the limitations set forth in Section 10.08;

(e)               acquisitions made by (i) any Loan Party from any other Loan Party, (ii) any Non-Loan Party Subsidiary from any other Non-Loan Party Subsidiary and (iii) any Non-Loan Party Subsidiary from any Loan Party;

(f)                Guarantees permitted by Section 10.08;

(g)               Swap Contracts permitted by Section 10.16;

(h)               Acquisitions of vacant land, redevelopment properties and stabilized properties and Persons owning any of the foregoing;

(i)                 (i) payroll, commission, travel and other similar cash advances made to directors (or comparable Persons), officers or employees in the ordinary course of business; (ii) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 10.01, (iii) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business as a result of insolvency, bankruptcy, reorganization, or other similar proceeding involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries and (iv) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)                 Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Operating Partnership, the Parent REIT or any Subsidiary thereof so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(k)               deposit account and securities accounts opened in the ordinary course of business and in compliance with the terms of this Credit Agreement;

(l)                 Investments consisting of extensions of credit in the form of mortgage loans and notes and other real estate debt investments in an aggregate amount not to exceed 10% of the Gross Asset Value of the Consolidated Group on the date of such Investments;

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(m)             intercompany advances made from time to time among the Parent REIT and its Subsidiaries in the ordinary course of business to finance working capital needs;

(n)               Investments consisting of capital expenditures, construction, development and improvement of real properties; and

(o)               Investments in partnerships, joint ventures, Unconsolidated Affiliates (in each case, including any Investment in the form of a Disposition of Equity Interests of any Subsidiary for the purpose of forming a partnership, joint venture or Unconsolidated Affiliate), so long as no Default exists or would result therefrom.

In determining the amount of Investments, acquisitions, loans, and advances permitted under this Section 10.14, Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) minus all returns of principal, capital, dividends, distributions and other cash returns thereof and minus all liabilities expressly assumed by another Person in connection with the sale or other Disposition of any Investment, and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Notwithstanding the foregoing, on and after the Closing Date, the Loan Parties will not, and will not permit any of their respective Subsidiaries to make any additional Investment that constitutes an acquisition of Property, except Investments permitted by Section 10.14(a), in each case, if, immediately before such additional Investment and after giving effect thereto, the amount of Liquid Assets of the Consolidated Group is less than the sum of (A) $70,000,000 plus (B) the Preferred Restricted Payment Amount as of such date; provided that, during such time, Investments made pursuant to Section 10.14 prior to the Closing Date may remain outstanding.

Section 10.15   [Reserved]

Section 10.16   Swap Contracts. The Loan Parties shall not, and will not permit any of their respective Subsidiaries to, enter into any Swap Contract, except (a) Swap Contracts entered into in the ordinary course of business to hedge or mitigate risks to which the Parent REIT or any Subsidiary has actual exposure and that are not for speculative purposes, and (b) Swap Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one (1) floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Loan Party or Subsidiary.

Section 10.17   Transactions with Affiliates. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Parent REIT, the Operating Partnership or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided, that the foregoing shall not apply to (i) transactions between or among the Operating Partnership, the Parent REIT, any other Guarantor and/or any Wholly-Owned Subsidiary of the Operating Partnership, (ii) transactions between or among Subsidiaries that are not Wholly-Owned Subsidiaries of the Operating Partnership, provided that the portion of each such Subsidiary that is not directly or indirectly owned by the Operating Partnership is otherwise unaffiliated with the Operating Partnership, (iii) Investments and Restricted Payments permitted hereunder, (iv) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (v) transactions with Unconsolidated Affiliates relating to the provision of management services and overhead and similar arrangements in the ordinary course of business, provided that the portion of each Unconsolidated Affiliate that is not directly or indirectly owned by the Operating Partnership is otherwise unaffiliated with the Operating Partnership, (vi) employment and severance arrangements between the Parent REIT or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements, (vii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent REIT and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership, management or operation of any Borrower and its Subsidiaries and (viii) transactions set forth on Schedule 10.17.

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Section 10.18   Major Decision Approvals. Without the prior consent of the Lenders holding at least 50.1% of the Total Credit Exposures of all Lenders as of the Closing Date:

(a)               the Loan Parties will not, and will not permit their respective Subsidiaries to, enter into any Material Lease of any Property (excluding, in each case, the Fenway Property and the Alewife Asset);

(b)               the Loan Parties will not, and will not permit their respective Subsidiaries to, directly or indirectly, Dispose of or enter into any Sale and Leaseback arrangement with any Person with respect to any Property (excluding, in each case, the Fenway Property and the Alewife Asset) or any related assets; and

(c)               the Loan Parties will not, and will not permit their respective Subsidiaries to, enter into any material financing, material refinancing or material securitization of Indebtedness with respect to any Property (excluding in each case, the Fenway Property and Alewife Asset), any related assets or any Equity Interests in any Subsidiaries.

Section 10.19   Restrictions on Material Contracts. Each Borrower and each other Loan Party shall not, and shall not permit any other member of the Consolidated Group to, enter into any amendment or modification to, or permit any termination of, any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 10.20   [Reserved]

Section 10.21   Holdings. Each Borrower and each other Loan Party shall not permit Holdings to:

(a)               directly hold any assets or make any Investments other than Cash and Cash Equivalents, money market accounts, Equity Interests in, and loans to, the Parent REIT, loans to partners in Holdings to the extent provided for in its Constituent Documents, and other assets that are incidental to the operation of Holdings that are not (i) assets used in a U.S. trade or business for purposes of Section 864 of the Code or “United States real property interests” as defined in Section 897 of the Code or (ii) assets that would cause a Section 892 Investor to be attributed “commercial activity” within the meaning of Section 892 of the Code and the Treasury Regulations thereunder solely by reason of its ownership interests in Holdings; or

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(b)               create, incur, assume or permit to exist any Indebtedness of Holdings (except as permitted by the RCF Credit Agreement) unless Holdings Guarantees the Obligations.

11.	EVENTS OF DEFAULT.

Section 11.01   Events of Default. An “Event of Default” will exist if any one (1) or more of the following events occurs and is continuing:

(a)               Borrowers fail to pay when due: (i) any principal of the Obligations; or (ii) any interest on the Obligations or any fee, expense, or other payment required hereunder or under any other Loan Document, and such failure under this clause (ii) continues for three (3) Business Days thereafter; or

(b)               any representation or warranty made or deemed made by any Loan Party under this Credit Agreement or any of the other Loan Documents executed by any of them, or in any certificate furnished or made to Secured Parties or any of them by a Loan Party pursuant hereto or in connection herewith or with the Loans, proves to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed made, or when furnished; or

(c)               default occurs in the performance of any of the covenants or agreements contained herein (other than the covenants contained in Section 2.06, Section 9.04, Section 9.07 or Section 10), or of the covenants or agreements of a Loan Party contained in any other Loan Documents executed by such Person, and such default continues uncured for a period of thirty (30) days after the earlier of (i) written notice thereof has been given by Administrative Agent to such Loan Party; or (ii) a Responsible Officer of a Loan Party obtains actual knowledge thereof; or

(d)               default occurs in the performance of the covenants and agreements of any Loan Party contained in Section 2.06, Section 9.04, Section 9.07 or Section 10; or

(e)               any of the Loan Documents executed by a Loan Party ceases, in whole or in material part, to be legal, valid, and binding agreements enforceable against such Loan Party in accordance with the terms thereof or in any way terminates or becomes or is declared ineffective or inoperative or in any way whatsoever ceases to give or provide the respective Liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby, or any of the same is asserted in writing by any Loan Party (in each case other than in accordance with its terms); or

(f)                any Loan Party (i) defaults in making any payment in an aggregate amount greater than the Threshold Amount required to be made under any agreement for borrowed money (other than this Credit Agreement), and such default is not cured within the relevant cure period, if any, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness for borrowed money in an aggregate amount greater than the Threshold Amount, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness in an aggregate principal amount of at least the Threshold Amount to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), provided that such failure, event or condition has not been cured prior to the earliest of the acceleration of such Indebtedness, the acceleration of the Obligations hereunder or the exercise of remedies hereunder or under any other Loan Document; or

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(g)               any Loan Party: (i) applies for or consents to the appointment of a receiver, trustee, custodian (as such term is defined in 11 U.S.C. §101(11) or the corresponding provision of any successor law), intervenor, or liquidator of itself or of all or a substantial part of its assets; (ii) files a voluntary petition in bankruptcy; (iii) fails generally to pay its debts as they become due (unless those debts are subject to a bona fide dispute as to liability or amount) or admits in writing that it is unable to pay its debts as they become due; (iv) makes a general assignment for the benefit of creditors; (v) files a petition or answer or otherwise commences a judicial or administrative proceeding seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (vi) files an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vii) takes partnership or corporate action for the purpose of effecting any of the foregoing; or

(h)               the commencement of any judicial, administrative or other proceeding under any Debtor Relief Laws relating to any Loan Party or all or any material part of its respective property is instituted without the consent of such Person and continues undismissed or unstayed for a period of sixty (60) days; or an order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization or liquidation of any Loan Party or appointing a receiver, custodian (as such term is defined in 11 U.S.C. §101(11) or the corresponding provision of any successor law), trustee, intervenor, liquidator, administrator or similar entity of such Person, or of all or substantially all of its assets; or

(i)                 any: (i) final judgments or orders for the payment of money shall be entered against any Loan Party in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by an unaffiliated insurance company with an A.M. Best financial strength Rating of at least A-, as to which the insurer does not dispute coverage); or (ii) non-monetary final judgments against any Loan Party that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case: (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which such judgment or order shall not have been paid and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

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(j)                 a Change of Control occurs; or

(k)               any Lien created by any of the Collateral Document shall at any time cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby, unless any such Lien (i) terminates or ceases to exist in accordance with and pursuant to the terms of Loan Documents or (ii) ceases to exist, terminates or ceases to be a perfected security interest as a direct result of (A) Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it pursuant to the Collateral Documents, (B) Administrative Agent’s (or its counsel’s) failure to file UCC filing statements or continuation statements, forms of which have been delivered to Administrative Agent for filing by the Loan Parties or (C) Administrative Agent’s filing of a UCC amendment, termination or release statement or its recording or filing of any termination, release or transfer of any Collateral subject to a filing by Administrative Agent with the United States Patent and Trademark Office or of any filing or recording therewith, in any case, not made in accordance with this Credit Agreement.

Section 11.02   Remedies Upon Event of Default. If an Event of Default has occurred and is continuing, then Administrative Agent may, and, upon the direction of the Required Lenders, will: (a) suspend the Commitments of Lenders until such Event of Default is cured; (b) terminate the Commitments of Lenders; (c) declare the Obligations (including, without limitation, the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document) to be immediately due and payable, whereupon the same will forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which each Loan Party hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (d) [reserved]; or (e) without notice of default or demand, pursue and enforce any of Administrative Agent’s or Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable Law or agreement; provided, however, that if any Event of Default specified in Section 11.01(g) or Section 11.01(h) occurs, the Commitments and other obligations of each Lender to make Loans shall automatically terminate and the Obligations (including, without limitation, the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document) will automatically then become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each Loan Party hereby expressly waives.

Section 11.03   Performance by Administrative Agent. Should any Loan Party fail to perform any covenant, duty, or agreement contained herein or in any of the other Loan Documents, and such failure continues beyond any applicable cure period, Administrative Agent may, but is not obligated to, during the continuance of any Event of Default, perform or attempt to perform such covenant, duty, or agreement on behalf of such Loan Party. In such event, each Loan Party will, at the request of Administrative Agent, promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent to Administrative Agent’s Account, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Administrative Agent nor any other Secured Party assumes any liability or responsibility for the performance of any duties of any Loan Party, or any related Person hereunder or under any of the other Loan Documents or other control over the management and affairs of any Loan Party, or any related Person, nor by any such action will Administrative Agent or any other Secured Party be deemed to create a partnership arrangement with any Loan Party or any related Person.

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Section 11.04   Application of Funds. After the exercise of remedies provided for in Section 11.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations will, subject to the provisions of Section 2.14, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Section 4) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and unused commitment fees) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Section 4), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid unused commitment fees, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans constituting PIK Interest and unpaid Cash Interest accrued on the Loans, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans not constituting PIK Interest, ratably among Lenders in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment in full of all other accrued and unpaid Obligations (other than contingent obligations not then due), in each case ratably among the Secured Parties based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

Last, the balance, if any, after all of the Obligations (other than contingent obligations not then due) have been paid in full, to Borrowers or as otherwise required by Law.

12.	ADMINISTRATIVE AGENT.

Section 12.01   Appointment and Authority. Each of Lenders hereby irrevocably appoints Acquiom Agency Services LLC to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 are solely for the benefit of the Secured Parties, and no Loan Party will have rights as a third party beneficiary of any of such provisions (other than Sections 12.06 and 12.10). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 12.02   Rights as a Lender. The Person serving as Administrative Agent hereunder will, if applicable, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include, if applicable, the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

Section 12.03   Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder are administrative in nature. Without limiting the generality of the foregoing, Administrative Agent:

(a)               is not subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b)               does not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as is expressly provided for herein or in the other Loan Documents), provided that Administrative Agent is not required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)               does not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and is not liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any of the Loan Parties, any Investor, or any of their Affiliates, that is communicated to, obtained or in the possession of Administrative Agent, or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent herein;

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(d)               shall not be responsible or have any liability for, or have any duty to investigate a violation or potential violation of an Environmental Law or a Release or threat of Release of a Hazardous Material pursuant to Section 8.14, nor shall it have any liability for any action it takes or does not take in connection with any such investigation;

(e)               shall not be responsible or have any obligation for (i) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, or (ii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any Collateral; or

(f)                shall be responsible or liable for any failure or delay in the performance of its obligations under this Credit Agreement or any other Loan Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Administrative Agent is not liable for any action taken or not taken by it: (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as is necessary, or as Administrative Agent believes in good faith is necessary, under the circumstances as provided in this Credit Agreement or the other applicable Loan Document); or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Administrative Agent is hereby deemed not to have knowledge of any Default or Event of Default unless and until notice describing the same is given in writing to Administrative Agent by a Loan Party or a Lender. Nothing in this Credit Agreement or any other Loan Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Loan Documents.

Administrative Agent is not responsible for nor does it have any duty to ascertain or inquire into: (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents; (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

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Administrative Agent shall not be responsible or have any liability for, or any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Credit Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 12.04   Reliance. Secured Parties are entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic, electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and is not liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents) and, if it so requests, the Lenders shall agree to indemnify the Administrative Agent to its satisfaction against any and all liability and expense which (x) may be incurred by the Administrative Agent by reason of taking or continuing to take any such action and (y) is not paid by the Borrower after the Administrative Agent has sought payment from the Borrower. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number or percentage of Lenders as may be expressly required hereby or in the other Loan Documents in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. If Administrative Agent shall request instructions from the Required Lenders (or such other number or percentage of Lenders as may be required hereby or in the other Loan Documents in any instance) with respect to any act or action (including failure to act) in connection with this Credit Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders (or such other number or percentage of Lenders as may be required hereby or in the other Loan Documents in any instance), as applicable, and the Administrative Agent shall not incur liability to any Person by reason of so refraining until the aforementioned instructions have been received.

Section 12.05   Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one (1) or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. Administrative Agent is not responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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Section 12.06   Resignation of Administrative Agent.

(a)               Administrative Agent may at any time give notice of its resignation to Lenders, and the Loan Parties. Upon receipt of any such notice of resignation, the Required Lenders have the right, with the consent of Borrowers (unless an Event of Default has occurred and is continuing), to appoint a successor, which must be a bank with an office in the United States or an Affiliate of any such bank with an office in the United States. If no such successor has been so appointed by the Required Lenders and consented to by Borrowers (if required) and has accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as is agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but is not obligated to) on behalf of Lenders, with the consent of Borrowers (unless an Event of Default has occurred and is continuing), appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event may such successor Administrative Agent be a Defaulting Lender. Whether or not a successor Administrative Agent has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Loan Parties and such Person, remove such Person as Administrative Agent and, with the consent of Borrowers (unless an Event of Default has occurred and is continuing), appoint a successor. If no such successor has been so appointed by the Required Lenders and consented to by Borrowers (if required) and has accepted such appointment, within thirty (30) days (or such earlier day as is agreed by the Required Lenders) (the “Removal Effective Date”), then such removal will nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)               With effect from the Resignation Effective Date or the Removal Effective Date (as applicable): (i) the retiring or removed Administrative Agent will be automatically discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring or removed Administrative Agent will continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications provided to be made by, to or through Administrative Agent will instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 4.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent will be automatically discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 12 and Section 13.06 will continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them: (x) while the retiring or removed Administrative Agent was acting as Administrative Agent; and (y) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of any of Secured Parties, and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d)               [Reserved].

Section 12.07   Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in their (or their Related Parties’) possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent, any Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Credit Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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Section 12.08   [Reserved].

Section 12.09   Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent will be entitled and empowered, by intervention in such proceeding or otherwise:

(a)               to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of Secured Parties and their respective agents and counsel and all other amounts due Secured Parties under Sections 2.07, 2.08 and 2.09 and otherwise hereunder) allowed in such judicial proceeding; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent hereunder.

Nothing contained herein is deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.10   Collateral and Guaranty Matters. Without limiting the provisions of Section 12.09, Lenders irrevocably authorize Administrative Agent, at its option and in its discretion to: (a) release any Guaranty under the Loan Documents and any Lien on any property granted to or held by Administrative Agent under any Loan Document upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations); (b) release any Lien on any property granted to or held by Administrative Agent under any Loan Document that is sold or otherwise transferred, distributed or disposed of or to be sold or otherwise transferred, distributed or disposed of as part of or in connection with any sale or other transfer, distribution or disposition permitted hereunder or under any other Loan Document or that is no longer required to be subject to a Lien in favor of Administrative Agent, in each case, subject to the provisions of Section 3.04; (c) release any guaranty under the Loan Documents of any Subsidiary that is sold or otherwise transferred, distributed or disposed of or to be sold or otherwise transferred, distributed or disposed of as part of or in connection with any sale or other transfer, distribution or disposition permitted hereunder or under any other Loan Document or that otherwise is no longer a Subsidiary of a Borrower or no longer required to be a Guarantor under the terms of the Loan Documents, in each case, subject to the provisions of Section 3.04; or (d) subject to Section 13.01, release any Guaranty under the Loan Documents and any Lien on any Property granted to or held by Administrative Agent under any Loan Document if approved, authorized or ratified in writing by the Required Lenders. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release the Guaranty and/or its interest in particular types or items of property, as applicable, pursuant to this Section 12.10.

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Section 12.11   Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one (1) of the following is and will be true:

(i)                 such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or the Loan Documents;

(ii)              the transaction exemption set forth in one (1) or more prohibited transaction class exemptions issued by the U.S. Department of Labor, as any such exemption may be amended from time to time (a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents;

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and the Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and the Loan Documents; or

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(iv)             such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless either (1) subclause 12.11(a)(i) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause 12.11(a)(iv) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent, and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that none of Administrative Agent, or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and the Loan Documents (including in connection with the reservation or exercise of any rights by Administrative Agent under this Credit Agreement, any Loan Document or any documents related hereto or thereto).

Section 12.12   Compliance with Flood Insurance Laws. Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Insurance Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate continue to do its own due diligence to ensure its compliance with the Flood Insurance Laws.

Section 12.13   Erroneous Payments.

(a)               If Administrative Agent notifies a Lender, or Secured Party, or any Person who has received funds on behalf of a Lender, or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 12.13(b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender, or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the applicable overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Payment Recipient under this Section 12.13 shall be conclusive, absent manifest error.

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(b)               Without limiting the provisions of Section 12.13, each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i)                 in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)              such Lender, or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 12.13(b).

(c)               For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to paragraph (b) above shall not have any effect on a Payment Recipient’s obligations pursuant to paragraph (a) above or on whether or not an Erroneous Payment has been made.

(d)               Each Lender, or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, or Secured Party from any source, against any amount due to Administrative Agent under Section 12.13 or under the indemnification provisions of this Credit Agreement.

(e)               The parties hereto agree that in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”).

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(f)                The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from, or on behalf of, Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(g)               Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(h)               To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(i)                 Each party’s obligations, agreements and waivers under this Section 12.13 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

13.	MISCELLANEOUS.

Section 13.01   Amendments. Neither this Credit Agreement nor any other Loan Document to which any Loan Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, other than in accordance with its terms, unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders or Administrative Agent (based upon the written approval of Required Lenders, on their behalf), on the one (1) hand, and such Loan Party on the other hand; provided that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, or all Lenders, then such amendment, waiver, discharge or termination shall only be required to be signed by Administrative Agent or all Lenders (or Administrative Agent based upon the written approval of all Lenders, on their behalf), as applicable, on the one (1) hand, and the applicable Loan Parties, on the other hand; provided further, that no such amendment, waiver, discharge, or termination will:

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(a)               without the consent of each Lender directly adversely affected thereby (which notwithstanding the foregoing, such consent of each such Lender directly adversely affected thereby shall be the only consent required hereunder):

(i)                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender in a manner that would reduce the amount thereof (it being understood that a waiver or modification of conditions precedent, Defaults or Events of Default, in each case, for the purpose of obtaining an extension of credit hereunder shall not constitute an extension, increase or reinstatement of a Commitment);

(ii)              postpone any date fixed by this Credit Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document (it being understood that any mandatory prepayment or reduction in Commitments may be waived or reduced with the consent of the Required Lenders and a waiver or modification of conditions precedent, Defaults or Events of Default shall not constitute such a postponement);

(iii)            reduce the principal of (except as a result of the application of payments or prepayments), or the rate of interest specified herein on, any Loan, or reduce any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders is necessary to amend the definition of Default Rate;

(b)               without the consent of all Lenders:

(i)                 change Section 11.04 in a manner that would alter the pro rata sharing of payments required thereby, or any other provision of this Credit Agreement, or add any provision to this Credit Agreement in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder as of the Closing Date;

(ii)              release Liens on all or any substantial portion of the Collateral granted under the Collateral Documents, except as otherwise contemplated herein or therein;

(iii)            release all or any substantial portion of any Guarantors from their Guaranty, except as otherwise contemplated herein or therein;

(iv)             amend the definition of “Maximum Commitment” or any of the related defined terms;

(v)               [reserved];

(vi)             change the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

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(vii)          consent to the assignment or transfer by any Loan Party of any of its rights and obligations under (or in respect of) the Loan Documents;

(viii)        subordinate, or have the effect of subordinating, the Obligations to any other Indebtedness or subordinate the Liens securing the Obligations to Liens securing any other Indebtedness, in each case, other than in connection with (A) a debtor-in-possession facility providing incremental loans and advances to Borrowers so long as (x) participation in such debtor-in-possession facility has been offered ratably to all Lenders and (y) Lenders constituting at least the Supermajority Lenders have either agreed to provide such debtor-in-possession facility or consented to the provision of such debtor-in-possession facility by other Persons (which other Persons may include one or more Lenders) (B) the use of cash collateral in a bankruptcy or an insolvency proceeding so long as Lenders constituting at least the Supermajority Lenders have consented to such use of cash collateral; or

(ix)             amend the terms of this Section 13.01;

(c)               without the consent of the Lenders holding at least 50.1% of the Total Credit Exposures of all Lenders as of the Closing Date, amend, waive or make any change to Section 10.18.

Notwithstanding the above, (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Credit Agreement or any other Loan Document, (ii) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto and (iii) in the event the Administrative Agent shall not be a party thereto, promptly following the execution thereof, the Borrowers shall deliver to the Administrative Agent a copy of any amendments, waiver, discharge, termination or consent executed in accordance with this Section 13.01.

Notwithstanding anything to the contrary herein, no Defaulting Lender has any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders will require the consent of such Defaulting Lender.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above and in Section 10: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein; and (2) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

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Administrative Agent may, after consultation with the Loan Parties, agree to the modification of any term of this Credit Agreement or any other Loan Document to correct any printing, stenographic or clerical errors or omissions that are inconsistent with the terms hereof.

If Administrative Agent requests the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and does not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by Administrative Agent, as the case may be, such Lender will be deemed to have given its consent to the request.

Without the consent of any Lender, the Loan Parties and Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Credit Agreement or in each case to otherwise enhance, protect or preserve the rights or benefits of any Lender under any Loan Document.

Notwithstanding the foregoing in this Section 13.01, technical and conforming modifications to the Loan Documents may be made with the consent of Borrowers and Administrative Agent (but without the consent of any Lender) to the extent necessary to cure any ambiguity, omission, defect or inconsistency.

Section 13.02   Right of Setoff. If an Event of Default has occurred and is continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) (other than any third party funds) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, irrespective of whether or not Administrative Agent, such Lender has made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender exercises any such right of setoff: (a) all amounts so set off will be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Secured Parties; and (b) such Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, or their respective Affiliates may have. Each Lender agrees to notify the Loan Parties and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application.

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Section 13.03   Sharing of Payments by Lenders. If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains payment (in cash or in kind) in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then Lender receiving such greater proportion will:

(a)               notify Administrative Agent of such fact; and

(b)               purchase (for cash at face value) participations in the Loans, or make such other adjustments as are equitable, so that the benefit of all such payments is shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                 if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)              the provisions of this Section may not be construed to apply to: (x) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Credit Agreement or any other Loan Document (including the application of funds arising from the existence of a Defaulting Lender); or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than an assignment to a Loan Party (as to which the provisions of this Section will apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 13.04   Payments Set Aside. To the extent that any Loan Party makes a payment to Administrative Agent, any Lender, or Administrative Agent, any Lender, exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such Lender, each in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of Lenders under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Credit Agreement.

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Section 13.05   No Waiver; Cumulative Remedies; Enforcement. No failure by Administrative Agent or any other Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them are vested exclusively in, and all actions and proceedings at Law in connection with such enforcement will be instituted and maintained exclusively by, Administrative Agent in accordance with Section 11.02 for the benefit of the Secured Parties; provided, however, that the foregoing will not prohibit: (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents; (b) [reserved]; (c) any Lender from exercising setoff rights in accordance with Section 13.02 (subject to the terms of Section 13.03); or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents; then: (i) the Required Lenders will have the rights otherwise ascribed to Administrative Agent pursuant to Section 11.02; and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 13.03, any Secured Party may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 13.06   Expenses; Indemnity; Damage Waiver.

(a)               Costs and Expenses. Borrowers will pay: (i) all reasonable and invoiced out-of-pocket expenses incurred by Administrative Agent, Lenders and their respective Affiliates (limited in the case of legal fees to the reasonable and invoiced fees, charges and disbursements of (A) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Administrative Agent and its Affiliates, (B) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the NexPoint Lenders and their Affiliates, taken as a whole, (C) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Bluerock and its Affiliates, and (D) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Innovative Industrial and its Affiliates), in connection with the syndication of the credit facility provided for herein and the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated); (ii) [reserved]; and (iii) all invoiced out-of-pocket expenses incurred by Administrative Agent and any Lender (limited in the case of legal fees to the fees, charges and disbursements of (A) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the Administrative Agent, (B) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the Lenders, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one (1) additional counsel for each group of similarly situated affected Persons, (C) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the NexPoint Lenders, taken as a whole, (D) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Bluerock, and (E) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Innovative Industrial) in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section; or (B) in connection with the Loans made, including all invoiced out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)               Indemnification by Borrowers. Each Borrower hereby indemnifies Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (limited in the case of legal fees to the fees, charges and disbursements of (i) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the Administrative Agent and its Related Parties, taken as a whole, (ii) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for all other Indemnitees, taken as a whole, and, solely in the case of an actual or potential conflict of interest, one (1) additional counsel for each group of similarly situated affected Indemnitees, (iii) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for the NexPoint Lenders and their Related Parties, taken as a whole, and (iv) one (1) primary counsel and one (1) local counsel in each applicable jurisdiction for Bluerock and its Related Parties), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of: (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) disputes solely between or among Indemnitees to the extent such disputes do not arise out of or in connection with any act or omission of any Loan Party or any of its Affiliates (other than any dispute involving an Indemnitee acting in its capacity or fulfilling its role as Administrative Agent or similar role). Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return promptly any and all amounts paid by Borrowers under the immediately preceding paragraph to the extent it has been determined by a court of competent jurisdiction in a final and non-appealable decision that such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. Borrowers shall not be liable under this Section 13.06(b) for any settlement made by any Indemnitee (other than the Administrative Agent or a Related Party thereof) without Borrowers’ prior written consent (which consent shall not be unreasonably withheld or delayed). If any settlement is consummated with your written consent or if there is a final judgment in any such proceedings, each Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions hereof. Each Borrower further agrees that it will not, without the applicable Indemnitee’s prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not we or any other Indemnitee is an actual or potential party to such proceeding) unless such settlement, compromise or consent (a) includes an unconditional release of the applicable Indemnitees from all liabilities and obligations arising therefrom in form and substance satisfactory to such Indemnitees and (b) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any Indemnitee. Without limiting the provisions of Section 4.01, this Section 13.06(b) does not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. To the extent that the indemnity set forth above in this paragraph shall be held to be unenforceable in whole or in part because it is violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by Indemnitees or any of them.

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(c)               Reimbursement by Lenders. To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, or if such unreimbursed expense or indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, determined as of the day immediately prior to the date on which the Loans were paid in full and the Commitments have terminated) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes hereof, “pro rata share” shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is sum of (x) the amount of the aggregate unused Commitment of such Lender at such time and (y) the aggregate outstanding principal amount of the Loans of such Lender at such time, and the denominator of which is sum of (x) the aggregate amount of the unused Commitments of all Lenders at such time and (y) the aggregate outstanding principal amount of the Loans of all Lenders at the time. Each Lender hereby agrees that, notwithstanding any exclusions from the Borrowers’ indemnification obligations under Section 13.06(b) for gross negligence or willful misconduct of the applicable Indemnitee, no action taken (or not taken) by the Administrative Agent or any Related Party thereof in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be provided by this Credit Agreement or any other Loan Document) shall be deemed to constitute gross negligence or willful misconduct for the purposes of the Lenders’ payment and indemnification obligations under this paragraph. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any source against any amount due to the Administrative Agent or any Related Party thereof under this paragraph. The obligations of Lenders under this subsection (c) are several.

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(d)               Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party nor any other party hereto may assert, and each Loan Party and each other party hereto hereby waives, and acknowledges that no other Person will have, any claim against any Indemnitee or any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrowers’ indemnification obligations with respect to third party claims to the extent set forth in subsection (b) above. No Indemnitee referred to in subsection (b) above will be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith (other than in the case of the Administrative Agent and its Related Parties) or willful misconduct of such Indemnitee or its Related Parties.

(e)               Payments. All amounts due under this Section are payable not later than ten (10) Business Days after demand therefor.

(f)                Survival. The agreements in this Section and the indemnity provisions of Section 13.07(e) will survive the resignation of Administrative Agent, or the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations.

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Section 13.07   Notices.

(a)               Notices Generally. Except where telephonic notices are expressly authorized to be given, and except as provided in subsection (c) below, any notice or other communication which any party hereto may be required or may desire to give under the Loan Documents must be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone must be made to the applicable telephone number, as follows:

(i)                 If to any Loan Party or Administrative Agent, at its notice address and numbers set forth on Schedule 13.07 attached hereto provided, however, that notices to be delivered to any Loan Party may be sent to the attention of the Operating Partnership, and notices from any Loan Party may be delivered by the Operating Partnership, and, in furtherance of the foregoing, each other Loan Party hereby appoints the Operating Partnership as its duly appointed agent and attorney-in-fact to act in its stead for such purposes under the Loan Documents, and agrees that it is liable for, and bound by, any and all actions of the Operating Partnership so made or taken. If to any Lender at such Lender’s notice address and numbers set forth on its Administrative Questionnaire.

(ii)              Each Loan Party, or Administrative Agent may change its address and other delivery information for notices and other communications under the Loan Documents by notice to the other parties hereto pursuant to this Section 13.07. Each Lender may change its address and other delivery information for notices and other communications under the Loan Documents by notice to the Loan Parties, and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record: (x) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent; and (y) accurate wire instructions for such Lender.

(iii)            With respect to any notice received by Administrative Agent from any Loan Party not otherwise addressed herein, Administrative Agent will notify Lenders promptly of the receipt of such notice, and will provide copies thereof to Lenders. When determining the prior days’ notice required for any request for Credit Extension or other notice to be provided by a Loan Party hereunder, the day the notice is delivered to Administrative Agent (or such other applicable Person) will not be counted, but the day of the related Credit Extension or other relevant action will be counted.

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(b)               Effectiveness of Delivery. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, are hereby deemed to be given when received; notices and other communications sent by facsimile are hereby deemed to be given when sent (except that, if not given during normal business hours for the recipient, are deemed to be given at the opening of business on the next Business Day for the recipient). Notices sent via telephone, are hereby deemed to be given on the day and at the time reciprocal communication (i.e., direct communication between two (2) or more Persons, which does not include voice mail messages) with one (1) of the individuals designated to receive notice occurs during a call to the telephone number or numbers indicated for such party. Notices and other communications delivered by electronic communications to the extent provided in subsection (c) below, will be effective as provided in subsection (d).

(c)               Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing does not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or any Loan Party may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(d)              Effectiveness of Electronic Communications. Unless Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address are hereby deemed to be received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website are hereby deemed to be received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication is hereby deemed to have been sent at the opening of business on the next Business Day for the recipient. Notwithstanding anything to the contrary herein, borrowing requests and other notices to Administrative Agent sent by email or posted to a Platform or an Internet or intranet website shall only be effective against Administrative Agent if receipt of such transmission is affirmatively acknowledged by Administrative Agent.

(e)               The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE LOAN PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE LOAN PARTY MATERIALS OR THE PLATFORM. In no event will Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of Loan Party Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet except to the extent any such damages are found by a final, nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence, or willful misconduct of such Agent Parties.

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(f)                Reliance by Secured Parties. Secured Parties are entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of any Loan Party even if: (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein; or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers hereby indemnify each Secured Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 13.08   Governing Law.

(a)               GOVERNING LAW. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY ARE GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)               SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH LOAN PARTY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY, ANY INVESTOR OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)               WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.07. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 13.09   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 13.10   Invalid Provisions. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.10, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders will be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions will be deemed to be in effect only to the extent not so limited.

Section 13.11   Successors and Assigns.

(a)               Successors and Assigns Generally. The provisions of this Credit Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 13.11; (ii) by way of participation in accordance with the provisions of clause (e) of this Section 13.11; or (iii) by way of pledge or assignment, or grant, of a security interest subject to the restrictions of clause (f) of this Section 13.11 (and any other attempted assignment or transfer by any party hereto will be null and void). Nothing in this Credit Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (e) of this Section 13.11 and the Indemnitees, to the extent expressly contemplated hereby) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)               Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees that is not a Disqualified Institution (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment is subject to the following conditions:

(i)               Minimum Amounts.

(A)             In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause 13.11(b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B)              in any case not described in subclause (A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, may not be less than $5,000,000 unless each of, Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (such consent not to be unreasonably withheld or delayed).

(ii)              Proportionate Amounts. Each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned.

(iii)            Required Consents. No consent will be required for any assignment except to the extent required by Section 13.11(b)(i)(B) and, in addition:

(A)             the consent of Borrowers (such consent not to be unreasonably withheld or delayed) will be required unless: (1) an Event of Default has occurred and is continuing at the time of such assignment; or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, Borrowers will be deemed to have consented to any such assignment unless Borrowers object thereto by written notice to Administrative Agent within ten Business Days after having received notice thereof;

(B)              the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) will be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)             Assignment and Assumption. The parties to each assignment will execute and deliver to Administrative Agent an Assignment and Assumption, together with (A) a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) if the assignee is not already a Lender, an Administrative Questionnaire, the tax forms required under Section 4.01(e) and all documentation and other information requested by Administrative Agent in connection with any Anti-Corruption Laws and anti-money laundering laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations. An assignment by any Lender, unless otherwise agreed by Borrowers, will be at such Lender’s expense, including the reasonable fees, charges and disbursements of counsel for Administrative Agent incurred in connection with any such assignment. The Assignee, if it is not a Lender, will deliver to Administrative Agent an administrative questionnaire.

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(v)               No Assignment to Certain Persons. No such assignment may be made: (A) to a Loan Party or any Affiliate or Subsidiary of any Loan Party; (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); (C) to any Disqualified Institution; or (D) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vi)             Borrower-Requested Assignments. Each assignment made as a result of a demand by Borrowers under Section 13.12 will be arranged by Borrowers after consultation with Administrative Agent and will be either an assignment of all of the rights and obligations of the assigning Lender under this Credit Agreement or an assignment of a portion of such rights and obligations made concurrently with another assignment or assignments that together constitute an assignment of all of the rights and obligations of the assigning Lender.

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment may be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to: (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to any Secured Party hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder will become effective under applicable Law without compliance with the provisions of this paragraph, then the Assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

(c)               Effect of Assignment. Subject to acceptance and recording thereof by Administrative Agent pursuant to clause (d) of this Section 13.11, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder will become a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender will cease to be a party hereto) but will continue to be entitled to the benefits and obligations of Sections 4.01, 4.04 and 13.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, Borrowers (at their expense) agree to execute and deliver a Note to the Assignee, and the applicable existing Note or Notes will be returned to Borrowers. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection will be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e) of this Section.

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(d)               Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties (such agency being solely for tax purposes), will maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive absent manifest error, and each Loan Party, Administrative Agent and Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register will be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)               Participations. Any Lender may at any time, without the consent of, or notice to, any Loan Party, or Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender, a Disqualified Institution, or a Loan Party or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that: (i) such Lender’s obligations under this Credit Agreement will remain unchanged; (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Loan Party, Administrative Agent and the Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender will be responsible for the indemnity under Section 13.06(c) without regard to the existence of any participation.

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Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender retains the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 13.01 that directly adversely affects such Participant. Borrowers agree that each Participant is entitled to the benefits of Sections 4.01, and 4.04, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.11 (it being understood that the documentation required under Section 4.01(e) will be delivered to Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant: (A) agrees to be subject to the provisions of Section 13.12 as if it were an Assignee under clause (b) of this Section; and (B) is not entitled to receive any greater payment under Sections 4.01 with respect to any participation, than Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the participation with respect to any Participant. To the extent permitted by law, each Participant is also entitled to the benefits of Section 13.02 as though it were a Lender, provided such Participant agrees to be subject to Section 13.03 as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender has any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) has no responsibility for maintaining a Participant Register.

(f)                Certain Pledges. Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, will release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

Section 13.12   Replacement of Lenders. If Borrowers are entitled to replace a Lender pursuant to the provisions hereof or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.11) all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.01 and 4.04) and obligations under this Credit Agreement and the other Loan Documents to an Eligible Assignee that will assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment), provided that:

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(a)               Borrowers have paid to Administrative Agent the assignment fee (if any) specified in Section 13.11(b); provided, however, that Administrative Agent may, in its sole discretion, elect to waive such assignment fee in the case of any assignment;

(b)               such Lender has received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(c)               in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)               such assignment does not conflict with applicable Laws; and

(e)               in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Assignee has consented to the applicable amendment, waiver or consent.

If the applicable Non-Consenting Lender does not execute the Assignment and Assumption within three (3) Business Days after Borrowers’ request, execution of such Assignment and Assumption by the Non-Consenting Lender shall not be required, and the Assignment and Assumption shall be immediately and automatically effective upon payment of any amounts required in this Section 13.12. A Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

Section 13.13   Maximum Interest. Regardless of any provision contained in any of the Loan Documents, Lenders will never be entitled to receive, collect or apply as interest on the Obligations any amount in excess of the Maximum Rate, and, in the event that Lenders ever receive, collect or apply as interest any such excess, the amount which would be excessive interest is hereby deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess will forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrowers and Lenders will, to the maximum extent permitted under applicable Law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate does not exceed the Maximum Rate; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lenders will refund to Borrowers the amount of such excess or credit the amount of such excess against the principal amount of the Obligations and, in such event, Lenders will not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate. As used herein, the term “applicable Law” means the Law in effect as of the date hereof; provided, however, that in the event there is a change in the Law which results in a higher permissible rate of interest, then the Loan Documents will be governed by such new Law as of its effective date.

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Section 13.14   Headings. Section headings are for convenience of reference only and may in no way affect the interpretation of this Credit Agreement.

Section 13.15   Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that a Secured Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and will continue in full force and effect as long as any Loan or any other Obligation hereunder remains unpaid or unsatisfied.

Section 13.16   Confidentiality. Each of Administrative Agent and each Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) (in which case the disclosing party shall be responsible for its Affiliates’ and its Related Parties’ compliance with this Section); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the disclosing party shall promptly notify Borrowers, in advance, to the extent permitted by Law); (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to: (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights and obligations under this Credit Agreement (provided that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) to make any such disclosure will be required unless an Event of Default has occurred and is continuing at the time of such proposed disclosure); or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrowers and their obligations, this Credit Agreement or payments hereunder; (g) on a confidential basis to: (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facility provided hereunder; or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder; (h) with the consent of the applicable Loan Party; or (i) to the extent such Information: (x) becomes publicly available other than as a result of a breach of this Section; (y) becomes available to any Secured Party on a nonconfidential basis from a source other than a Loan Party; or (z) was independently developed by any Secured Party. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by such Person. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, any Secured Party may disclose the existence of this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to such Secured Party in connection with the administration of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry and service providers to such Secured Party in connection with the administration of this Credit Agreement, the other Loan Documents and the Commitments. Notwithstanding anything to the contrary in the foregoing, Borrowers agree that Administrative Agent and each of the Lenders shall be permitted to use information related to this Credit Agreement and the Loan Documents, including the syndication and arrangement thereof, in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of its choice at its own expense.

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Section 13.17   USA Patriot Act; KYC Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Secured Party, as applicable, to identify the Loan Parties in accordance with the Patriot Act. Each Loan Party will, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Section 13.18   No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Credit Agreement provided by Secured Parties are arm’s-length commercial transactions between each Loan Party and its Affiliates, on the one (1) hand, and Secured Parties, on the other hand; (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each Secured Party each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or its Affiliates, or any other Person; and (ii) no Secured Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Secured Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and no Secured Party has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 13.19   Electronic Execution of Assignments and Certain Other Documents.

(a)               The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, and waivers or consents) are deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, and any other Electronic Record.

(b)               This Credit Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one (1) and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Secured Parties may, at its option, create one (1) or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, that, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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Section 13.20   Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Credit Agreement, notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.21   Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)               In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)               As used in this Section 13.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to that term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 13.22   Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one (1) currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent or any Lender in such currency, Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).

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Section 13.23   Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto a regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (a) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (b) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Credit Agreement and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

Section 13.24   [Reserved]

Section 13.25   Appointment and Authority of Nexpoint Lead Lender. Each Nexpoint Lender hereby irrevocably appoints the Nexpoint Lead Lender to act on their behalf for all purposes hereunder and under the other Loan Documents and authorizes Nexpoint Lead Lender to take such actions on their behalf and to exercise such powers as Nexpoint Lead Lender deems appropriate or necessary, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 13.25 are solely for the benefit of the Nexpoint Lead Lender.

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Exhibit A-2

Restated Credit Agreement Blackline

[See attached.]

[INTENTIONALLY OMITTED]

Exhibit B

Exhibits to Restated Credit Agreement

[See attached.]

[INTENTIONALLY OMITTED]

Exhibit C

Schedules to Restated Credit Agreement

[See attached.]

[INTENTIONALLY OMITTED]